Exhibit 10.1

EXECUTION VERSION

US$1,500,000,000

FIVE-YEAR CREDIT AGREEMENT

dated as of

April 2, 2026,

among

DOVER CORPORATION,

The BORROWING SUBSIDIARIES Party Hereto,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

HSBC BANK USA, NATIONAL ASSOCIATION and

ING BANK N.V., DUBLIN BRANCH,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

as Syndication Agent

HSBC BANK USA, NATIONAL ASSOCIATION and

ING BANK N.V., DUBLIN BRANCH,

as Co-Documentation Agents

i

ii

iii

Schedules

Schedule 2.01	Commitments
Schedule 2.19	Borrowing Subsidiary Approved Jurisdictions

Exhibits

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Borrowing Subsidiary Agreement
Exhibit B-2	Form of Borrowing Subsidiary Termination
Exhibit C	Form of Accession Agreement
Exhibit D	Form of Note
Exhibit E-1	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-2	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-3	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-4	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F	Form of Borrowing Subsidiary Opinion

FIVE-YEAR CREDIT AGREEMENT dated as of April 2, 2026 (this “Agreement”), among DOVER CORPORATION, the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent.

The Company (such term, and each other capitalized term used and not otherwise defined in these recitals having the meaning assigned to it in Article I) has requested the Lenders and the Issuing Banks to extend credit to enable the Borrowers to borrow on a revolving credit basis and obtain Letters of Credit on and after the date hereof and at any time and from time to time prior to the Maturity Date in an aggregate amount not in excess of the US Dollar Equivalent of US$1,500,000,000 at any time outstanding. The proceeds of borrowings hereunder are to be used for working capital and general corporate purposes.

The Lenders and the Issuing Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate per annum determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning set forth in Section 2.07(d).

“Acquisition” means any acquisition, or a series of related acquisitions, by the Company or any Subsidiary of (a) Equity Interests in any Person that is not the Company or a Subsidiary if, after giving effect thereto, such Person will become a Subsidiary (or will be merged with or into the Company or any Subsidiary) or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.

“Adjusted Daily Simple CORRA” means an interest rate per annum equal to (a) the Daily Simple CORRA plus (b) 0.29547%; provided that if the Adjusted Daily Simple CORRA as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Adjusted Term CORRA” means, with respect to any Term CORRA Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term CORRA for such Interest Period plus (b) (i) 0.29547%, in the case of an Interest Period of one month or (ii) 0.32138%, in the case of an Interest Period of three months; provided that if the Adjusted Term CORRA as so determined shall be less than zero, such rate shall be deemed to be zero.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Agent to the Company or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, at any time, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified at such time.

“Agent” means JPMorgan in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity, together with, to the extent provided in Section 7.09, any Agent Designee. Unless the context requires otherwise, the term “Agent” shall include any Affiliate or branch of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.

“Agent Designee” has the meaning set forth in Section 7.09.

“Agreed Currencies” means US Dollars and each Designated Foreign Currency.

“Agreed LC Currency” means, as to each Issuing Bank, any currency (other than US Dollars or a Designated Foreign Currency) approved in writing by such Issuing Bank and the Agent, so long as such other currency is freely traded and convertible into US Dollars in the London or other offshore interbank market for such currency and a US Dollar Equivalent thereof can be calculated.

“Agreement” has the meaning specified in the preamble hereto.

“Agreement Currency” has the meaning set forth in Section 9.11(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.00% per annum and (c) the Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate, determined as set forth above, would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 9.08(b).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other laws, rules, and regulations of any jurisdiction applicable to the Company and its Subsidiaries concerning or relating to bribery, money laundering or corruption.

“Applicable Creditor” has the meaning set forth in Section 9.11(b).

“Applicable Funding Account” means, as to each Borrower, the applicable account that shall be specified in a written notice signed by a Financial Officer of such Borrower and delivered to and approved by the Agent.

“Applicable Parties” has the meaning set forth in Section 7.13(c).

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, any RFR Loan or any ABR Loan or the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark/RFR Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt Ratings	Term Benchmark/RFR Spread	ABR Spread	Facility Fee Rate
Category 1 A2/A or higher	0.680%	0.000%	0.070%
Category 2 A3/A-	0.795%	0.000%	0.080%
Category 3 Baa1/BBB+	0.910%	0.000%	0.090%
Category 4 Baa2/BBB	1.015%	0.015%	0.110%
Category 5 Baa3/BBB- or lower	1.100%	0.100%	0.150%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5, (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different categories, the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more categories lower than the other, in which case the Applicable Rate shall be determined by reference to the category next below that of the higher of the two ratings and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any Borrowings and payments in any Designated Foreign Currency, the local time in the place of settlement for such Designated Foreign Currency as may be determined by the Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” means any electronic platform chosen by the Agent to be its electronic transmission system.

“Approved Electronic Platform” means IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., HSBC Bank USA, National Association and ING Bank N.V., Dublin Branch, in their capacities as the joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.05, and accepted by the Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that, for the avoidance of doubt, a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Designated Foreign Currency (other than Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) (a) in the case of any Loan denominated in US Dollars, the Daily Simple SOFR and (b) in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple CORRA; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement”, in the case of any Loan denominated in Canadian Dollars, shall revert to and shall be deemed to be the Adjusted Term CORRA.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any Term SOFR Loan or Term CORRA Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Foreign Currency Overnight Rate”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(3) in the case of a Term CORRA Reelection Event, the date that is 30 days after the date a Term CORRA Notice is provided to the Lenders and the Company pursuant to Section 2.12(b)(ii).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof), or if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case, which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof), or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.12(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.12(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States.

“BofA” means Bank of America, N.A.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrower Communications” means, collectively, any Notice of Borrowing, any Interest Election Request, any notice of prepayment, any notice of termination or reduction of Commitments, any notice requesting the issuance, amendment or extension of any Letter of Credit or any other demand, communication, information, document or other material provided by or on behalf of any of the Borrowers pursuant to this Agreement or the transactions contemplated herein that is distributed by any Borrower to the Agent, including through an Approved Borrower Portal.

“Borrowing” means Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$10,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, the smallest amount of such currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$10,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 1,000,000 units of such currency.

“Borrowing Subsidiary” means, at any time, each Subsidiary that has been designated as, and became, a Borrowing Subsidiary pursuant to Section 2.19, and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

“Borrowing Subsidiary Approved Jurisdiction” means any jurisdiction listed on Schedule 2.19 or any other jurisdiction approved in writing by all of the Lenders to be a “Borrowing Subsidiary Approved Jurisdiction”.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of such Term SOFR Loan or any other dealings in respect of Loans referencing the Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) when used in connection with any Loan denominated in Euro or the determination of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with any Loan denominated in Canadian Dollars or the calculation or computation of Term CORRA or the Canadian Prime Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto, (d) when used in connection with any Loan denominated in Swedish Kronor or the determination of the STIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Stockholm and (e) when used in connection with an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of such RFR Loan or any other dealings in the applicable currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“Canadian Dollars” or “C$” means the lawful money of Canada.

“Canadian Prime Rate” means, on any day, the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m., Toronto time, on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Agent in its reasonable discretion); provided that if the above rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by such Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person.

“Cash Collateralize” has the meaning set forth in Section 2.04(i).

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Canadian Prime Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“Central Bank Rate” means the greater of (a)(i)(A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (B) for any Loan denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (C) for any Loan denominated in any other Designated Foreign Currency, a central bank rate as determined by the Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such average, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such average, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) for any Loan denominated in any other Designated Foreign Currency, a Central Bank Rate Adjustment as determined by the Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), of Equity Interests representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Company or (b) during any period of 12 consecutive months after the Effective Date, a majority of the members of the board of directors of the Company cease (other than by reason of death or disability) to be composed of individuals (i) who were members of the board on the first day of such period, (ii) whose election, appointment or nomination to the board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board; or (iii) whose election, appointment or nomination to the board was approved by individuals referred to in clauses (i) and/or (ii) above constituting at the time of such election or nomination at least a majority of the board. For purposes of determining a majority of the members of the board of directors, vacant seats shall not be included.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or made or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.12.

“Claims” has the meaning set forth in Section 2.16(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche One Loans or Tranche Two Loans, (b) any Commitment, refers to whether such Commitment is a Tranche One Commitment or a Tranche Two Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Commitments” means the Tranche One Commitments and the Tranche Two Commitments.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through an Approved Electronic Platform.

“Company” means Dover Corporation, a Delaware corporation, and its successors and permitted assigns in accordance with Section 9.05.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary non-cash charges for such period and (v) any non-cash charges for such period related to plant closings or other restructurings of operations or to the writedown of assets (excluding, for the avoidance of doubt, any additions to bad debt reserves or bad debt expense and any such non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (but excluding therefrom any portion thereof attributable to any non-controlling interest in any Consolidated Subsidiary); provided that there shall be excluded (a) the income of any Consolidated Subsidiary in which any Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent that the organizational documents and indentures, agreements and other instruments binding upon such Consolidated Subsidiary do not restrict the ability of such Consolidated Subsidiary to declare and pay dividends or other distributions to the Company or any of the Subsidiaries in an amount at least equal to such income, (b) the income or loss of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or any Consolidated Subsidiary or the date that such Person’s assets are acquired by the Company or any Consolidated Subsidiary and (c) without limiting anything in Section 1.02, the net impact of cumulative changes to GAAP.

“Consolidated Net Interest Expense” means, for any period, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount) all as determined on a consolidated basis in accordance with GAAP, minus the total interest income of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means at any date the consolidated total stockholders’ equity of the Company and its Consolidated Subsidiaries determined as of such date on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Control” means, for a specified Person, the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of another Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controlled” and “Controls” have meanings correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.22(b).

“Credit Exposure” means a Tranche One Credit Exposure or a Tranche Two Credit Exposure.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, “CORRA Determination Date”) that is five RFR Business Days prior to (a) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (b) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to any Borrower. If by 5:00 p.m., Toronto time, on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the immediately preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five Business Days prior to such CORRA Determination Date.

“Daily Simple CORRA Borrowing” means a Borrowing comprised of Daily Simple CORRA Loans.

“Daily Simple CORRA Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple CORRA.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in US Dollars, the Daily Simple SOFR for such day, (b) with respect to any Loan denominated in Sterling, the Daily Simple SONIA for such day and (c) with respect to any Loan denominated in Canadian Dollars, the Adjusted Daily Simple CORRA for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), an interest rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined shall be less than zero, it shall be deemed to be zero. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the immediately preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SOFR.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”) with respect to any Loan denominated in Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts which, at such date, have been paid under a letter of credit or similar instrument, (f) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (g) all Debt of others Guaranteed by such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in any Letters of Credit or (iii) to pay to the Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company, the Agent or any Lender or Issuing Bank in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Agent or any Issuing Bank made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such requesting party’s receipt of such certification in form and substance satisfactory to the requesting Person and the Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Designated Foreign Currency” means Euro, Sterling, Canadian Dollars and Swedish Kronor.

“Documentation Agents” means HSBC and ING, in their capacities as the co-documentation agents for the credit facility provided for herein.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions set forth in Section 4.01 shall be satisfied or waived.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), or the Company or any Subsidiary.

“Environmental Laws” means any and all federal, state, local and foreign governmental (whether executive, legislative or judicial) statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment or exposure to Hazardous Substances on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests (other than, prior to the date of conversion, Debt that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Group” means the Company, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Consolidated Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBO Rate Borrowing for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period, as displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion).

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

“Events of Default” has the meaning set forth in Section 6.01.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of an amount denominated in any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the reimbursement due to it pursuant to clause (B) of Section 2.04(f) or the fronting fees owed to it under Section 2.10(b), compute the US Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Exchange Rate Date” means (a) with respect to any Loan denominated in a Designated Foreign Currency, each of (i) the date of the borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), (b) with respect to any Letter of Credit denominated in a Designated Foreign Currency or an Agreed LC Currency, each of (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month commencing after the date of issuance of such Letter of Credit and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the amount thereof and (c) if an Event of Default has occurred and is continuing, any other Business Day designated as an Exchange Rate Date by the Agent in its sole discretion or upon instruction of the Required Lenders.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment or under any Loan Document pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment requested by the Company under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing 364-Day Credit Agreement” means the 364-Day Credit Agreement dated as of April 3, 2025, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Five-Year Credit Agreement” means the Five-Year Credit Agreement dated as of April 6, 2023, as amended on April 4, 2024, among the Company, the Borrowing Subsidiaries party thereto, the lenders party thereto and JPMorgan, as administrative agent.

“Existing Letters of Credit” means any letter of credit that has been issued by any Issuing Bank (or any Person that substantially concurrently with the effectiveness of such designation shall become an Issuing Bank as provided herein) for the account of any Borrower or, subject to the requirements set forth in Section 2.04, any Subsidiary and, subject to compliance with the requirements set forth in Section 2.04 as to the currency of the denomination of, maximum Tranche One LC Exposure or Tranche Two LC Exposure and expiration of Letters of Credit, has been designated as an “Existing Letter of Credit” by written notice thereof by the Company and such Issuing Bank (or such Person) to the Agent (which notice shall (x) specify whether such Existing Letter of Credit is to be a Tranche One Letter of Credit or a Tranche Two Letter of Credit and (y) contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation).

“Existing Maturity Date” has the meaning set forth in Section 2.21(a).

“Extending Lender” has the meaning set forth in Section 2.21(b).

“Extension” has the meaning set forth in Section 2.21(a).

“Extension Closing Date” has the meaning set forth in Section 2.21(b).

“Extension Notice” has the meaning set forth in Section 2.21(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreement entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or assistant treasurer of such Person.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Effective Date, the further modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Currency Overnight Rate” means, for any day, with respect to any LC Disbursement denominated in any Designated Foreign Currency or Agreed LC Currency, a rate per annum at which overnight deposits in such Designated Foreign Currency or Agreed LC Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the principal interbank market for such currency, as such rate is determined by the Agent by such means as the Agent shall determine to be reasonable; provided that, if the Foreign Currency Overnight Rate as so determined would be less than zero, the Foreign Currency Overnight Rate shall be deemed to be zero.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, then a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, then a Lender, with respect to such Borrower, that is resident for tax purposes or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles applied in the United States, as in effect, subject to Section 1.02, from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Agent, (d) each Arranger, (e) each counterparty to any Hedging Agreement that obligations under which constitute Obligations, (f) the express beneficiaries of each indemnification obligation undertaken by any Borrower under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including but not limited to asbestos and petroleum, and its derivatives and by-products.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The “principal amount” of any Hedging Agreement of the Company or any Subsidiary at any time shall be deemed to be the aggregate amount at such time of the payments that would be required to be made by the Company or such Subsidiary in the event of any early termination at such time of such Hedging Agreement.

“HSBC” means HSBC Bank USA, National Association.

“Increasing Lender” has the meaning set forth in Section 2.07(d).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“ING” means ING Bank N.V., Dublin Branch.

“Interest Election Request” means a request by the applicable Borrower (or the Company on behalf of the applicable Borrowing Subsidiary) to convert or continue a Borrowing in accordance with Section 2.06, which shall be substantially in the form approved by the Agent and separately provided to the Company.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (provided that six month interest period shall not be available for Term CORRA Borrowings and in each case, subject to availability for the Benchmark applicable for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrowing Subsidiary) may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.12(b)(iv) shall be available for specification in any Notice of Borrowing or any Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each of JPMorgan, BofA, HSBC and ING and (b) each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.04(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(j)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch (it being agreed that such Issuing Bank shall cause such Affiliate or branch to comply with the requirements of Section 2.04 with respect to such Letters of Credit).

“Issuing Bank Agreement” has the meaning set forth in Section 2.04(j).

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning set forth in Section 9.11(b).

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial LC Commitment of each of JPMorgan, BofA, HSBC and ING is US$45,000,000 and the initial LC Commitment of each other Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.04(j) is set forth in its Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Company, provided that a copy of such written agreement shall have been delivered to the Agent.

“LC Disbursement” means a Tranche One LC Disbursement or a Tranche Two LC Disbursement.

“LC Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of an amount denominated in any currency other than US Dollars, the rate at which US Dollars may be exchanged into such other currency at the time of determination on such day as last provided (either by publication or as may otherwise be provided to the Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Agent from time to time in its reasonable discretion).

“LC Exposure” means, at any time, the sum of the Tranche One LC Exposure and the Tranche Two LC Exposure at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case in a currency other than US Dollars, (a) the date on which such Issuing Bank shall advise the Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“Lender” means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.07(d), other than any such Person that shall have ceased to be a party hereto pursuant to Section 9.05(c).

“Lender-Related Person” means the Agent, each Arranger, each Lender, each Issuing Bank and the respective Related Parties of the foregoing.

“Letter of Credit” means any Tranche One Letter of Credit or Tranche Two Letter of Credit.

“Liabilities” means any losses, costs, damages or liabilities of any kind.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any encumbrance or other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan” means a loan made by a Lender to a Borrower hereunder.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Accession Agreement, each written agreement referred to in Section 2.07(d) and, other than for purposes of Section 9.04, each Issuing Bank Agreement, any agreement between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment and each promissory note delivered pursuant to this Agreement.

“Mandatory Restrictions” has the meaning set forth in Section 1.08.

“Material Adverse Effect” means a material adverse effect on (a) the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Borrowers to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Agent or the Lenders under the Loan Documents, taken as a whole.

“Material Debt” means Debt (other than any amounts owed hereunder) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount the US Dollar equivalent of which exceeds US$150,000,000.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of US$150,000,000.

“Material Subsidiary” means at any time (a) any Borrowing Subsidiary or (b) any other Subsidiary, except, in the case of this clause (b), Subsidiaries which, if aggregated and considered as a single Subsidiary, would not meet the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

“Maturity Date” means, subject to extension pursuant to Section 2.21, April 2, 2031; provided that if such date shall not be a Business Day, then the “Maturity Date” shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 9.12.

“MNPI” means material information concerning the Company and the Subsidiaries or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of their respective securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which (a) any member of the ERISA Group is then making or accruing an obligation to make contributions or (b) at any time within the preceding five plan years, any Person, which was at such time a member of the ERISA Group, made contributions.

“Non-Defaulting Tranche One Lender” means, at any time, any Tranche One Lender that is not a Defaulting Lender at such time.

“Non-Defaulting Tranche Two Lender” means, at any time, any Tranche Two Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.21(b).

“Notice of Borrowing” means a request by the applicable Borrower (or the Company on behalf of the applicable Borrowing Subsidiary) for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Agent and separately provided to the Company.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a)(i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments required to be made by any Borrower under this Agreement in respect of reimbursement of LC Disbursements and interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower under this Agreement or any other Loan Document and (b) all obligations of the Borrowing Subsidiaries under each Hedging Agreement (i) existing on the Effective Date with a counterparty that is the Agent or a Lender on such date (or an Affiliate of the Agent or such a Lender) or (ii) entered into with a counterparty that was the Agent or a Lender or an Affiliate of the Agent or a Lender at the time such Hedging Agreement was entered into.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate reasonably determined by the Agent in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in any other currency, an overnight rate determined by the Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 9.05(b).

“Participant Register” has the meaning set forth in Section 9.05(b).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning set forth in Section 7.12(a).

“Payment Notice” has the meaning set forth in Section 7.12(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is sponsored, maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been sponsored, maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the Board of Governors (as determined by the Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.22(a).

“Recipient” means the Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires).

“Reference Time”, with respect to any setting of the then-current Benchmark, means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is the Adjusted Term CORRA, 1:00 p.m., Toronto time, on the day that is two Business Days preceding the date of such setting, (d) if such Benchmark is the STIBO Rate, 11:00 a.m., London time, two Business Days preceding the date of such setting, (e) if such Benchmark is the Daily Simple SONIA, then four RFR Business Days prior to such setting, (f) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (g) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Adjusted Term CORRA, the RFR for such Benchmark is the Daily Simple CORRA, then four RFR Business Days prior to such setting or (h) otherwise, the time determined by the Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.05(c)(v).

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, representatives and advisors of any of the foregoing.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board of Governors and/or the NYFRB or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (e) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (w) the central bank for the currency in which such Benchmark Replacement is denominated, (x) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA, (d) with respect to any Term Benchmark Borrowing denominated in Swedish Kronor, the STIBO Rate, (e) with respect to any RFR Borrowing denominated in US Dollars, the Daily Simple SOFR, (f) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA and (g) with respect to any RFR Borrowing denominated in Canadian Dollars, the Adjusted Daily Simple CORRA.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate, (c) with respect to any Term Benchmark Borrowing denominated in Swedish Kronor, the STIBO Screen Rate and (d) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, Term CORRA.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Restricted Lender” has the meaning set forth in Section 1.08.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day, (b) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) for any Loan denominated in Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to a Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, itself the subject of any comprehensive Sanctions (at the Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means any Borrowing comprised of SONIA Loans.

“SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“Specified Provision” has the meaning set forth in Section 1.08.

“Sterling” or “£” means the lawful money of the United Kingdom.

“STIBO Rate” means, with respect to any STIBOR Borrowing for any Interest Period, the STIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“STIBO Screen Rate” means the Stockholm interbank offered rate administered by the Swedish Bankers’ Association (or any other Person that takes over the administration of that rate) for deposits in Swedish Kronor with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion).

“STIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the STIBO Rate.

“subsidiary” means, at any time with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or to manage such corporation or other entity are at the time directly or indirectly, through one or more intermediaries, owned by such Person.

“Subsidiary” means any subsidiary of the Company.

“Supported QFC” has the meaning set forth in Section 9.22(b).

“Swedish Kronor” or “SEK” means the lawful money of the Kingdom of Sweden.

“Syndication Agent” means BofA, in its capacity as the syndication agent for the credit facility provided for herein.

“T2” means the real time gross settlement system operated by the Eurosystem (or, if such system ceases to be operative, such other system (if any) determined by the Agent to be a suitable replacement).

“TARGET Day” means any day on which the T2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term Benchmark Borrowing” means a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means any Loan that bears interest at a rate determined by reference to the Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the EURIBO Rate, the Adjusted Term CORRA or the STIBO Rate.

“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc. or any successor administrator.

“Term CORRA Borrowing” means a Borrowing comprised of Term CORRA Loans.

“Term CORRA Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term CORRA.

“Term CORRA Notice” means a notification by the Agent to the Company and the Lenders of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Agent and (c) a Benchmark Transition Event has previously occurred with respect to Term CORRA resulting in a Benchmark Replacement in accordance with Section 2.12(b) that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR as so determined shall be less than zero, it shall be deemed to be zero.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the Tranche One Commitments, the Tranche One Loans and the Tranche One Letters of Credit (“Tranche One”) and (b) the Tranche Two Commitments, the Tranche Two Loans and the Tranche Two Letters of Credit (“Tranche Two”).

“Tranche One” has the meaning set forth in the definition of the term “Tranche”.

“Tranche One Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche One Loans pursuant to Section 2.01(a) and to acquire participations in Tranche One Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche One Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.07 or assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender’s Tranche One Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or acquired its Tranche One Commitment, as the case may be. The aggregate amount of the Tranche One Commitments on the Effective Date is US$1,420,000,000.

“Tranche One Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche One Loans and (b) such Lender’s Tranche One LC Exposure.

“Tranche One LC Disbursement” means a payment made by an Issuing Bank pursuant to a Tranche One Letter of Credit. The amount of any Tranche One LC Disbursement made by an Issuing Bank in any currency other than US Dollars and not reimbursed by or on behalf of the applicable Borrower shall be determined as set forth in Section 2.04(f) or 2.04(n), as applicable.

“Tranche One LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Tranche One Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Tranche One LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Tranche One LC Exposure of any Tranche One Lender at any time shall be its Tranche One Percentage of the total Tranche One LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.20(a)(iii) of the Tranche One LC Exposure of Defaulting Lenders in effect at such time.

“Tranche One Lender” means a Lender with a Tranche One Commitment or a Tranche One Credit Exposure.

“Tranche One Letter of Credit” means a letter of credit issued under Section 2.04 and designated as a Tranche One Letter of Credit in the request therefor submitted by the applicable Borrower and each Existing Letter of Credit that is designated as a Tranche One Letter of Credit pursuant to the designation notice referred to in the definition of Existing Letters of Credit, other than any such Letter of Credit that shall have ceased to be a letter of credit outstanding hereunder pursuant to Section 9.09.

“Tranche One Loans” means Loans made by the Tranche One Lenders pursuant to Section 2.01(a).

“Tranche One Percentage” means, with respect to any Tranche One Lender at any time, the percentage of the aggregate Tranche One Commitments represented by such Tranche One Lender’s Tranche One Commitment at such time; provided that, for purposes of Section 2.20 when a Defaulting Lender that is a Tranche One Lender shall exist, “Tranche One Percentage” shall mean, with respect to any Tranche One Lender at any time, the percentage of the aggregate Tranche One Commitments (disregarding any Defaulting Lender’s Tranche One Commitment) represented by such Tranche One Lender’s Tranche One Commitment at such time. If the Tranche One Commitments have expired or been terminated, the Tranche One Percentages shall be determined on the basis of the Tranche One Commitments most recently in effect, giving effect to any assignments and to any Tranche One Lender’s status as a Defaulting Lender at the time of determination.

“Tranche Percentage” means a Tranche One Percentage or a Tranche Two Percentage, as the case may be.

“Tranche Two” has the meaning set forth in the definition of the term “Tranche”.

“Tranche Two Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche Two Loans pursuant to Section 2.01(b) and to acquire participations in Tranche Two Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche Two Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.07 or assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender’s Tranche Two Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or acquired its Tranche Two Commitment, as the case may be. The aggregate amount of the Tranche Two Commitments on the Effective Date is US$80,000,000.

“Tranche Two Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche Two Loans and (b) such Lender’s Tranche Two LC Exposure.

“Tranche Two LC Disbursement” means a payment made by an Issuing Bank pursuant to a Tranche Two Letter of Credit. The amount of any Tranche Two LC Disbursement made by an Issuing Bank in any currency other than US Dollars and not reimbursed by or on behalf of the applicable Borrower shall be determined as set forth in Section 2.04(f) or 2.04(n), as applicable.

“Tranche Two LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Tranche Two Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all Tranche Two LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The Tranche Two LC Exposure of any Tranche Two Lender at any time shall be its Tranche Two Percentage of the total Tranche Two LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.20(a)(iii) of the Tranche Two LC Exposure of Defaulting Lenders in effect at such time.

“Tranche Two Lender” means a Lender with a Tranche Two Commitment or a Tranche Two Credit Exposure.

“Tranche Two Letter of Credit” means a letter of credit issued under Section 2.04 and designated as a Tranche Two Letter of Credit in the request therefor submitted by the applicable Borrower and each Existing Letter of Credit that is designated as a Tranche Two Letter of Credit pursuant to the designation notice referred to in the definition of Existing Letters of Credit, other than any such Letter of Credit that shall have ceased to be a letter of credit outstanding hereunder pursuant to Section 9.09.

“Tranche Two Loans” means Loans made by the Tranche Two Lenders pursuant to Section 2.01(b).

“Tranche Two Percentage” means, with respect to any Tranche Two Lender at any time, the percentage of the aggregate Tranche Two Commitments represented by such Tranche Two Lender’s Tranche Two Commitment at such time; provided that, for purposes of Section 2.20 when a Defaulting Lender that is a Tranche Two Lender shall exist, “Tranche Two Percentage” shall mean, with respect to any Tranche Two Lender at any time, the percentage of the aggregate Tranche Two Commitments (disregarding any Defaulting Lender’s Tranche Two Commitment) represented by such Tranche Two Lender’s Tranche Two Commitment at such time. If the Tranche Two Commitments have expired or been terminated, the Tranche Two Percentages shall be determined on the basis of the Tranche Two Commitments most recently in effect, giving effect to any assignments and to any Tranche Two Lender’s status as a Defaulting Lender at the time of determination.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the Daily Simple SOFR (if applicable pursuant to Section 2.12), the Daily Simple SONIA, the EURIBO Rate, the Adjusted Term CORRA, the Adjusted Daily Simple CORRA (if applicable pursuant to Section 2.12), the STIBO Rate or the Alternate Base Rate.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Agent pursuant to Section 1.04 using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” refers to lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regime” has the meaning set forth in Section 9.22(a).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent registered public accounting firm) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that (i) if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP or in the application thereof on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP or in the application thereof became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders, and (ii) notwithstanding any other provision contained herein, all accounting terms used herein shall be interpreted (other than for purposes of Sections 3.04(a), 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Debt of the Company or any Subsidiary at “fair value”, as defined therein, (B) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, and (C) any valuation of Debt below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Debt shall at all times be valued at the full stated principal amount thereof.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche One Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Tranche One Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche One Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Tranche One Term Benchmark Borrowing”).

SECTION 1.04. Currency Translation. The Agent shall determine the US Dollar Equivalent of any Loan or Letter of Credit denominated in a Designated Foreign Currency or an Agreed LC Currency, as applicable, as of each applicable Exchange Rate Date, in each case using the Exchange Rate for such Designated Foreign Currency or Agreed LC Currency, as applicable, in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Loan or Letter of Credit until the next required calculation thereof pursuant to this sentence; provided that the Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in any currency other than US Dollars as provided in Sections 2.04(f) and 2.04(n). Notwithstanding the foregoing, for purposes of any determination under Article V (other than Section 5.07) or Article VI or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Section 5.07, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates most recently used in preparing the Company’s annual and quarterly financial statements.

SECTION 1.05. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in US Dollars or a Designated Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, calculation or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Blocking Regulation. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union) or any similar blocking or anti-boycott law in Germany (including, in the case of Germany, section 7 foreign trade rules (Auβenwirtschaftsverordnung – AWV) in connection with section 4 paragraph 1 foreign trade law (Auβenwirtschaftsgesetz – AWG)) or in the United Kingdom (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and the Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. (a) Tranche One Commitments. Subject to the terms and conditions set forth herein, each Tranche One Lender agrees to make Tranche One Loans denominated in US Dollars, Sterling, Euro, Canadian Dollars or Swedish Kronor to the Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (i) the aggregate Tranche One Credit Exposures exceeding the aggregate Tranche One Commitments or (ii) the Tranche One Credit Exposure of any Lender exceeding its Tranche One Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Tranche One Loans.

(b) Tranche Two Commitments. Subject to the terms and conditions set forth herein, each Tranche Two Lender agrees to make Tranche Two Loans denominated in US Dollars, Sterling, Euro or Canadian Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (i) the aggregate Tranche Two Credit Exposures exceeding the aggregate Tranche Two Commitments or (ii) the Tranche Two Credit Exposure of any Lender exceeding its Tranche Two Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Tranche Two Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Tranche One Loan shall be made as part of a Tranche One Borrowing consisting of Tranche One Loans of the same Type and currency made by the Tranche One Lenders ratably in accordance with their respective Tranche One Commitments. Each Tranche Two Loan shall be made as part of a Tranche Two Borrowing consisting of Tranche Two Loans of the same Type and currency made by the Tranche Two Lenders ratably in accordance with their respective Tranche Two Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.12, (i) each Borrowing denominated in US Dollars shall be comprised entirely of Term SOFR Loans or ABR Loans, as the Borrowers may request in accordance herewith, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans, (iii) each Borrowing denominated in Canadian Dollars shall be comprised entirely of Term CORRA Loans, (iv) each Borrowing denominated in Sterling shall be comprised entirely of SONIA Loans and (v) each

Borrowing denominated in Swedish Kronor shall be comprised entirely of STIBOR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each RFR Borrowing or ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an RFR Borrowing or ABR Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Term Benchmark Borrowings or RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower or the Company on behalf of the applicable Borrowing Subsidiary shall deliver to the Agent a completed written Notice of Borrowing signed by a Financial Officer of such Borrower or the Company, as applicable (provided that if such request is delivered through an Approved Borrower Portal, then the foregoing signature requirements may be waived by the Agent in its sole discretion), not later than (a) in the case of a Term SOFR Borrowing, 12:00 noon, New York City time, three U.S. Government Securities Business Days prior to the date of the proposed Borrowing, (b) in the case of a EURIBOR Borrowing, a Term CORRA Borrowing or a STIBOR Borrowing, 12:00 noon, New York City time, three Business Days prior to the date of the proposed Borrowing, (c) in the case of a SONIA Borrowing or, if applicable pursuant to Section 2.12, a Daily Simple SOFR Borrowing or a Daily Simple CORRA Borrowing, 12:00 noon, New York City time, five RFR Business Days prior to the date of the proposed Borrowing and (d) in the case of an ABR Borrowing, 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(a) the Borrower requesting such Borrowing;

(b) the Tranche under which such Borrowing is to be made;

(c) the currency and the principal amount of such Borrowing;

(d) the date of such Borrowing, which shall be a Business Day;

(e) the Type of such Borrowing;

(f) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(g) the Applicable Funding Account or, in the case of any ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), the identity of the Issuing Bank that made such LC Disbursement.

Any Notice of Borrowing that shall fail to specify any of the information required by the preceding provisions of this Section may be rejected by the Agent if such failure is not corrected promptly after the Agent shall give written notice thereof to the applicable Borrower or the Company and, if so rejected, will be of no force or effect. Promptly following receipt of a Notice of Borrowing in accordance with this Section, the Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue (or to amend or extend) Tranche One Letters of Credit or Tranche Two Letters of Credit denominated in any Agreed Currency or any Agreed LC Currency, in each case, as the applicant thereof for the support of its or its subsidiaries’ obligations, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that (a) no Issuing Bank, other than JPMorgan, BofA, HSBC and ING, will be required to issue Letters of Credit denominated in any Designated Foreign Currency not set forth in such Issuing Bank’s Issuing Bank Agreement, (b) no Borrower will request a Tranche Two Letter of Credit at a time when the aggregate Tranche One Credit Exposures amount to less than 50% of the aggregate Tranche One Commitments, (c) no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding and (d) neither HSBC nor ING shall be required to issue commercial Letters of Credit unless otherwise agreed by it. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any Subsidiary to, or entered into by a Borrower or any Subsidiary with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted pursuant to paragraph (c) of this Section), a Borrower shall deliver to an Issuing Bank selected by it and to the Agent (including any delivery through an Approved Borrower Portal, if arrangements for doing so have been approved by the Agent and the applicable Issuing Bank), at least three Business Days in advance of the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be a Tranche One Letter of Credit or a Tranche Two Letter of Credit and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower shall enter into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$250,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) the aggregate Tranche One Credit Exposures shall not exceed the aggregate Tranche One Commitments, (iv) the Tranche One Credit Exposure of any Lender will not exceed its Tranche One Commitment, (v) the aggregate Tranche Two Credit Exposures shall not exceed the aggregate Tranche Two Commitments, (vi) the Tranche Two Credit Exposure of any Lender will not exceed its Tranche Two Commitment or (vii) in the event the Maturity Date shall have been extended as provided in Section 2.21, (x) the Tranche One LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date will not exceed the aggregate Tranche One Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and (y) the Tranche Two LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date will not exceed the aggregate Tranche Two Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit. No Issuing Bank shall be under any obligation to issue, amend or extend any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, (B) any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date and which such Issuing Bank in good faith deems material or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material or (C) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. Each Issuing Bank agrees that it shall not permit any issuance, amendment or extension of a Letter of Credit to occur unless it shall have given to the Agent written notice thereof as contemplated in this Section.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the then-current expiration date) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring pursuant to the terms of such Letter of Credit by giving notice to the beneficiary during a specified period in advance of any such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof or a designation of an Existing Letter of Credit pursuant to the definition of such term) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Tranche One Lender or Tranche Two Lender, as applicable, and each Tranche One Lender or Tranche Two Lender, as applicable, hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche One Lender or Tranche Two Lender, as applicable, hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Tranche One Percentage or Tranche Two Percentage, as applicable, of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Maturity Date. Such payment by the Tranche One Lenders and the Tranche Two Lenders shall be made (i) subject to paragraph (n) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be a Designated Foreign Currency (other than, in the case of a Tranche Two Letter of Credit, Swedish Kronor), then in the currency of the applicable LC Disbursement or reimbursement payment and (ii) if the currency of the applicable LC Disbursement or reimbursement payment is an Agreed LC Currency or, in the case of a Tranche Two Letter of Credit, Swedish Kronor, then in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Tranche One Commitments or Tranche Two Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Tranche One Commitments or Tranche Two Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the relevant Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation of and warranty of the applicable Borrower deemed made pursuant to Section 4.02.

(e) Disbursement Procedures. The Issuing Bank that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Agent and the applicable Borrower by telephone or email (and, in the case of telephonic notice, promptly confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement, in the currency of such LC Disbursement, not later than (i) if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 1:30 p.m., New York City time, on such Business Day or (ii) otherwise, 1:30 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with (A) in the case of an LC Disbursement in US Dollars, an ABR Borrowing under Section 2.01 in an equivalent amount and (B) in the case of an LC Disbursement in a currency other than US Dollars, an ABR Borrowing under Section 2.01 in an amount determined by the applicable Issuing Bank to be sufficient, based on current Exchange Rates, to enable it to purchase an amount of such currency equal to the amount of such LC Disbursement, and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the applicable Borrower fails to make such payment when due then, upon notice from the applicable Issuing Bank to such Borrower and the Agent, (i) if (A) such Letter of Credit is a Tranche Two Letter of Credit and the currency of such Letter of Credit is Swedish Kronor or (B) the currency of such Letter of Credit is an Agreed LC Currency, such Borrower’s obligation to reimburse such LC Disbursement shall be automatically and with no further action required converted into an obligation to reimburse the US Dollar Equivalent, calculated by the Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (ii) the Agent shall notify each Tranche One Lender or Tranche Two Lender, as applicable, of the applicable LC Disbursement, the amount and currency of the payment then due from the applicable Borrower in respect thereof and such Lender’s Tranche One Percentage or Tranche Two Percentage thereof.

Promptly following receipt of such notice (and, in any event, no later than the next Business Day), each applicable Lender shall pay to the Agent in the applicable currency its Tranche One Percentage or Tranche Two Percentage, as applicable, of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Tranche One Lender or Tranche Two Lender, as applicable (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders pursuant to this paragraph), and the Agent shall promptly remit to such Issuing Bank the amounts so received by it from the Tranche One Lenders or Tranche Two Lenders, as applicable. Promptly following receipt by the Agent of any payment from the applicable Borrower pursuant to this paragraph, the Agent shall distribute such payment to such Issuing Bank or, to the extent that Tranche One Lenders or Tranche Two Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Tranche One Lenders or Tranche Two Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder or any adverse change in the relevant exchange rates or in the availability of the relevant Designated Foreign Currency to any Borrower or any Subsidiary or in the relevant currency markets generally. None of the Agent, the Lenders, any Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Bank; provided that nothing in this Section shall be construed to excuse an Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a final non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement at (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in any currency other than US Dollars pursuant to paragraph (f) or (n) of this Section, the rate per annum then applicable to ABR Loans and (ii) in the case of any LC Disbursement denominated in a Designated Foreign Currency or an Agreed LC Currency, at all times prior to its conversion to US Dollars pursuant to paragraph (f) or (n) of this Section, the rate equal to the applicable Foreign Currency Overnight Rate plus the Applicable Rate used to determine interest applicable to Term Benchmark Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the aggregate amount of the LC Exposures) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit (“Cash Collateralize”) in respect of each outstanding Letter of Credit issued for such Borrower’s account, in an account with the Agent, in the name of the Agent and for the benefit of the Lenders and the applicable Issuing Bank, an amount in cash and in the currency of such Letter of Credit equal to the portion of the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid fees and interest thereon; provided that (i) amounts payable in respect of any Letter of Credit denominated in any currency other than US Dollars, where the applicable Borrower’s reimbursement obligations under such Letter of Credit shall have been converted to obligations in US Dollars as provided in paragraph (f) or (n) of this Section, shall be payable in US Dollars, and (ii) the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in clause (g) or (h) of Section 6.01. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.20. Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the applicable Borrowers under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall, notwithstanding anything to the contrary in Section 2.16(b), be applied by the Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral in respect of the LC Exposure under any Tranche shall be less than the aggregate LC Exposures under such Tranche of all the Defaulting Lenders) the consent of each Issuing Bank), be applied to satisfy other obligations of the applicable Borrowers under the Loan Documents. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount of cash collateral (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Company and the Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Company and the Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank. The Issuing Bank Agreement of any Issuing Bank may limit the currencies in which and the Borrowers for the accounts of which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated in this Agreement.

(k) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Agent, the replaced Issuing Bank and the successor Issuing Bank (it being understood that such successor Issuing Bank shall be designated and appointed as an Issuing Bank hereunder in accordance with paragraph (j) of this Section). The Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to amend or extend any Letter of Credit or to issue additional Letters of Credit.

(l) Issuing Bank Reports. Each Issuing Bank shall report in writing to the Agent such information as the Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) Letter of Credit Amounts.

(i) The amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn (without regard to any conditions to drawing) at such time; provided that the amount of any Letter of Credit that, by its terms or the terms of any letter of credit application or other document related thereto, provides for one or more automatic increases in the available amount thereof shall, other than for purposes of Section 2.10, be deemed to be the maximum available amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum available amount is in effect at such time.

(ii) For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of each Borrower and each Lender hereunder shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(n) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VI, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Agent in respect of LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars (other than amounts in respect of which any Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Agent (and the Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (f) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars and (iii) of each Lender’s participation in any Letter of Credit denominated in any currency other than US Dollars under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(o) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary that is not a Borrower, or states that a Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (or, in the case of any Letter of Credit in respect of which another Borrower is listed as the applicant, such Borrower) (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company (or such Borrower, as the case may be) and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for any of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by no later than 1:00 p.m., New York City time (or, in the case of an ABR Borrowing, by no later than the later of (x) 1:00 p.m., New York City time, and (y) two hours after the delivery by the applicable Borrower of the related Notice of Borrowing), to the account of the Agent most recently designated by the Agent for such purpose by notice to the Lenders. The Agent will make such Loan proceeds available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account of such Borrower; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Agent to the applicable Issuing Bank.

(b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and such Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the Overnight Rate, or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to the subject Loan. If such Borrower and such Lender shall both pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Agent.

SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the permitted Type specified in the applicable Notice of Borrowing and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the applicable Borrower (or the Company on its behalf) may elect to convert such Borrowing to a Borrowing of a different Type or, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. A Borrower (or the Company on its behalf) may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower or the Company on behalf of the applicable Borrowing Subsidiary shall deliver to the Agent a completed written Interest Election Request signed by a Financial Officer of such Borrower or the Company, as applicable (provided, that if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Agent), by the time and date that a Notice of Borrowing would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and in the currency resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Notwithstanding any other provision of this Section, a Borrower shall not be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing not available to such Borrower under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the currency and Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is to be a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is prepaid as provided herein and subject to Section 2.12, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of the same Type with an Interest Period of one month’s duration.

(f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 6.01(g) or 6.01(h), the Agent, at the request of the Required Lenders, notifies the Company of the application of this paragraph, no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Term SOFR Borrowing.

SECTION 2.07. Termination and Reduction and Increase in Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments (ratably as between the Tranches); provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, in each case for Borrowings denominated in US Dollars and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans or LC Disbursements, (A) the Tranche One Credit Exposure of any Lender would exceed the Tranche One Commitment of such Lender or (B) the Tranche Two Credit Exposure of any Lender would exceed the Tranche Two Commitment of such Lender.

(c) The Company shall notify the Agent in writing of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments under such Tranche.

(d) The Company may at any time and from time to time, by written agreement executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, and delivered to the Agent (which shall promptly deliver a copy to the applicable Lenders) cause new Tranche One Commitments or Tranche Two Commitments to be extended by the Increasing Lenders (or cause the existing Tranche One Commitments or Tranche Two Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such agreement; provided that (i) the new Commitments and increases in existing Commitments under this paragraph shall not result in the aggregate amount of the Commitments exceeding US$2,250,000,000, and each increase shall be in an aggregate amount not be less than US$10,000,000 and an integral multiple of US$1,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent and each Issuing Bank (in each case, which approval shall not be unreasonably withheld, delayed or conditioned) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this

Agreement by completing and delivering to the Agent a duly executed accession agreement in the form of Exhibit C hereto or any other form satisfactory to the Agent and the Company (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable agreement delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, on the date of such increase, the Agent shall have received a certificate, dated as of the effective date of such increase and executed by a Financial Officer of the Company, to the effect that the conditions set forth in Section 4.02(b) and 4.02(c) shall be satisfied (with all references in such Sections to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.02(c)). Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this Section 2.07, any Loans of the applicable Tranche outstanding prior to the effectiveness of such extension or increase shall remain outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid or refinanced with new Loans made pursuant to Section 2.01 ratably in accordance with the respective Commitments of the Lenders under such Tranche. Any decision by a Lender to become an Increasing Lender under this paragraph shall be in its sole and absolute discretion, and a Lender that does not execute the agreement referred to in the first sentence of this paragraph shall not be an Increasing Lender.

(e) Any Tranche Two Lender may at any time and from time to time, upon five Business Days’ written notice to the Agent (which shall promptly deliver a copy of such notice to each other Lender) and the Company, and with the consent of the Company, cause the entire amount of such Lender’s Tranche Two Commitment to be redesignated as a Tranche One Commitment; provided that (i) at the time of any such redesignation, to the extent there are any outstanding Loans, the parties hereto shall implement arrangements satisfactory to the Company and the Agent to ensure that the Lenders of each Tranche will, after giving effect to such redesignation (or by such later time as the Agent may agree), hold the Loans comprising each Borrowing under such Tranche ratably in accordance with their respective Commitments and (ii) such redesignation will not result in the aggregate Tranche One Credit Exposure exceeding the aggregate Tranche One Commitments or the aggregate Tranche Two Credit Exposure exceeding the aggregate Tranche Two Commitments.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Agent for the account of each applicable Lender the then unpaid principal amount of each Loan of such Borrower on the Maturity Date in the currency of such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type of each such Loan and, in the case of any Term Benchmark Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in the form of Exhibit D hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the payee named therein.

SECTION 2.09. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower, in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) If the aggregate Credit Exposures under any Tranche shall at any time exceed 105% of the aggregate Commitments under such Tranche, then the applicable Borrowers shall, not later than three Business Days thereafter, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) The applicable Borrower shall notify the Agent of any prepayment of a Borrowing hereunder by delivery of a written notice signed by a Financial Officer on behalf of the applicable Borrower (provided that if such notice is delivered through an Approved Borrower Portal, then the foregoing signature requirements may be waived by the Agent in its sole discretion) not later than (i) in the case of a Term SOFR Borrowing, 12:00 noon, New York City time, three U.S. Government Securities Business Days prior to the date of such prepayment, (ii) in the case of a EURIBOR Borrowing, a Term CORRA Borrowing or a STIBOR Borrowing, 12:00 noon, New York City time, three Business Days prior to the date of such prepayment, (iii) in the case of an RFR Borrowing, 12:00 noon, New York City time, five RFR Business Days prior to the date of such prepayment and (iv) in the case of an ABR Borrowing, 11:00 a.m., New York City time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment of any Borrowing may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and in the same currency as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

SECTION 2.10. Fees. (a) The Company agrees to pay to the Agent, in US Dollars for the account of each Lender, a facility fee, which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender, whether used or unused, during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if any Lender continues to have any Credit Exposure under any Tranche after its Commitment under such Tranche terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure under such Tranche from and including the date on which such Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure under such Tranche. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day after such last day, commencing on the first such date to occur after the Effective Date and, with respect to the Commitments of any Tranche, on the date on which the Commitments of such Tranche shall terminate; provided that any facility fees accruing on the Credit Exposure under any Tranche after the date on which the Commitments under such Tranche terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Agent, in US Dollars for the account of each Tranche One Lender or each Tranche Two Lender, a participation fee with respect to its participations in Tranche One Letters of Credit or Tranche Two Letters of Credit, as applicable, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term SOFR Loans, on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s applicable Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum separately agreed upon between the Company and the applicable

Issuing Bank on the portion of the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Agent and to the Arrangers, for their own account, fees payable in the amounts and at the times separately agreed upon between the Company, the Agent and the Arrangers.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent or to the Issuing Banks (in the case of fees payable to them) for distribution (i) in the case of facility fees, to the Lenders and (ii) in the case of the participation fees, to the Tranche One Lenders or Tranche Two Lenders, as applicable. Fees paid shall not be refundable under any circumstances.

SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each Term CORRA Borrowing shall bear interest at the Adjusted Term CORRA for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each STIBOR Borrowing shall bear interest at the STIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(f) The Loans comprising each RFR Borrowing shall bear interest at the applicable Daily Simple RFR plus the Applicable Rate.

(g) Notwithstanding the foregoing, if any principal of or interest on any Loan or LC Disbursement, any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan or LC Disbursement, 2% per annum plus the interest rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section or in Section 2.04 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(h) Accrued interest on each Loan under any Tranche shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments of such Tranche; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(i) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest on Term Benchmark Loans denominated in Canadian Dollars or Swedish Kronor and interest on RFR Loans denominated in Sterling or, if applicable pursuant to Section 2.12, Canadian Dollars shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Term SOFR, EURIBO Rate, Adjusted Term CORRA, Term CORRA, STIBO Rate, Foreign Currency Overnight Rate, Alternate Base Rate, Daily Simple SONIA or, if applicable pursuant to Section 2.12, Daily Simple SOFR or Adjusted Daily Simple CORRA shall be determined by the Agent and such determination shall be conclusive absent manifest error.

SECTION 2.12. Alternate Rate of Interest. (a) Subject to Section 2.12(b), if:

(i) the Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR, the EURIBO Rate, the Adjusted Term CORRA or the STIBO Rate, as the case may be (including because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR with respect to any RFR Borrowing; or

(ii) the Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Term SOFR, the EURIBO Rate, the Adjusted Term CORRA or the STIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Term Benchmark Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any RFR Borrowing;

then the Agent shall give notice thereof (which may be by telephone) to the Company and the applicable Lenders as promptly as practicable thereafter and, until (x) the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Notice of Borrowing in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Notice of Borrowing that requests an affected Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Notice of Borrowing, as applicable, for (1) an RFR Borrowing denominated in US Dollars so long as the Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or 2.12(a)(ii) or (2) an ABR Borrowing if the Daily Simple SOFR also is the subject of Section 2.12(a)(i) or 2.12(a)(ii) and (B) in the case of Loans denominated in a Designated Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Notice of Borrowing that requests an affected Term Benchmark Borrowing or an affected RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Agent referred to in this Section 2.12(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Notice of Borrowing in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any affected Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Borrowing denominated in US Dollars so long as the Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or 2.12(a)(ii) or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.12(a)(i) or 2.12(a)(ii) on such day and (2) any affected RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in a Designated Foreign Currency, (1) any affected Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Designated Foreign Currency (or, in the case of a Loan denominated in Canadian Dollars, the Canadian Prime Rate) plus the CBR Spread; provided that if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Designated Foreign Currency (or, in the case of a Loan denominated in Canadian Dollars, the Canadian Prime Rate) cannot be determined, any such affected Term Benchmark Loans shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Agent, and (2) any affected RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Designated Foreign Currency plus the CBR Spread; provided that if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Designated Foreign Currency cannot be determined, any such affected RFR Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Agent. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that the foregoing shall not be effective unless the Agent has delivered to the Lenders and the Company a Term CORRA Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.

(iii) The Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR, the EURIBO Rate, the Term CORRA or the STIBO Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the applicable Borrower will be deemed to have converted any request for an affected Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) an RFR Borrowing denominated in US Dollars so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Daily Simple SOFR is also the subject of a Benchmark Transition Event or (B) any request for any affected Term Benchmark Borrowing or RFR Borrowing denominated in a Designated Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.12(b), (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) an RFR Loan denominated in US Dollars so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in a Designated Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Designated Foreign Currency (or, in the case of a Loan denominated in Canadian Dollars, the Canadian Prime Rate) plus the CBR Spread; provided that if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Designated Foreign Currency (or, in the case of a Loan denominated in Canadian Dollars, the Canadian Prime Rate) cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Agent, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Designated Foreign Currency plus the CBR Spread; provided that if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Designated Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Agent. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirements (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any Loan, or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Company will pay or cause to be paid to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Company will pay or cause to be paid to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender or other Recipient or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Company shall be conclusive absent manifest error. In determining such amount or amounts, such Lender or other Recipient may use any reasonable averaging and attribution methods. Any such certificate shall contain a statement as to the calculation of such amount or amounts; provided that such Lender or other Recipient shall not be required to disclose any information it considers, in its sole discretion, to be confidential. The Company will pay or cause to be paid to such Lender or other Recipient, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or other Recipient’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or other Recipient pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or other Recipient, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or other Recipient’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether any such notice may be revoked or extended under Section 2.09(d) and is revoked or extended in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and explaining in reasonable detail the method by which such amount shall have been determined shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.15. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other satisfactory evidence of such payment.

(d) Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 15 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding the foregoing, in the case of any applicable Borrower that is not a U.S. Person, the applicable Lender will not be subject to the requirements of this paragraph (f)(i) unless it has received written notice from such Borrower advising it of the availability of an exemption or reduction of withholding Tax under the laws of the jurisdiction in which such Borrower is located and containing all applicable documentation (together, if requested by such Lender, with a certified English translation thereof) required to be completed by such Lender in order to receive any such exemption or reduction, and such Lender is reasonably satisfied that it is legally able to provide such documentation to such Borrower.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (whether in the form of cash or credit) as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall pay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority (but only to the extent of such repayment). Notwithstanding anything to the contrary in this paragraph, the indemnified party will be required to pay an amount to an indemnifying party pursuant to this paragraph only to the extent that such payment would not place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Defined Terms. For purposes of this Section, the term “Lender” shall include any Issuing Bank and the term “applicable law” shall include FATCA.

SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to (i) in the case of payments denominated in US Dollars, 12:00 noon, New York City time, and (ii) in the case of payments denominated in a Designated Foreign Currency, the Applicable Time specified by the Agent, in each case on the date when due, in immediately available funds, without defense, set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent for the account of the applicable Lenders to such account of the Agent as shall be set forth in the Administrative Questionnaire provided by the Agent to the Company from time to time, except that payments to be made directly to an Issuing Bank as expressly provided herein shall be made directly to such party and payments pursuant to Sections 2.13, 2.14, 2.15, 2.18 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.

(b) If at any time insufficient funds are received by the Agent from any Borrower (or from the Company as guarantor of the Obligations of such Borrower pursuant to Article VIII) and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of its Loans, participations in LC Disbursements or accrued interest on any of the foregoing (collectively, “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as it may be amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any assignee or participant, other than to the Company or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Agent for the account of any Lenders or Issuing Bank hereunder that such Borrower will not make such payment, the Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each applicable Lender or Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Overnight Rate.

SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13 or 2.18, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its affected Loans or other extensions of credit hereunder or to assign its affected rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13, 2.15 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.13 or 2.18, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Non-Extending Lender or (v) any Lender has failed to consent to a proposed amendment or waiver that under Section 9.04 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.04 does not require the consent of the Required Lenders, a majority in interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.13, 2.15 or 2.18) and obligations under the Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights (other than such existing rights) and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Agent and each Issuing Bank, which consent, in each case, shall not be unreasonably withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or 2.18 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments, (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Extending Lender, the assignee shall have agreed to the applicable Extension, (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment or waiver and (F) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.18. Foreign Subsidiary Costs. (a) If the cost to any Lender of making, converting to, continuing or maintaining any Loan to (or of maintaining its obligation to make any such Loan), or the cost to any Lender or any Issuing Bank of participating in, issuing, or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any such Letter of Credit) issued for the account of any Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or Issuing Bank is reduced) by an amount deemed in good faith by such Lender or Issuing Bank, as the case may be, to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender or Issuing Bank, as the case may be, for such increased cost or reduction within 15 days after demand by such Lender or Issuing Bank (with a copy to the Agent). A certificate of such Lender or Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(b) Each Lender or Issuing Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Lender or Issuing Bank to additional interest or payments pursuant to paragraph (a) above, but in any event within 90 days after such Lender or Issuing Bank obtains actual knowledge thereof; provided that (i) if any Lender or Issuing Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender or Issuing Bank shall, with respect to compensation payable pursuant to this Section 2.18 in respect of any costs or reductions resulting from such event, only be entitled to payment under this Section 2.18 for costs or reductions incurred from and after the date 90 days prior to the date that such Lender or Issuing Bank does give such notice and (ii) each Lender will, promptly after obtaining such actual knowledge, designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

SECTION 2.19. Designation of Borrowing Subsidiaries. (a) After the date hereof, the Company may request the designation of any Subsidiary as a Borrowing Subsidiary by delivery to the Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. Promptly following receipt of a Borrowing Subsidiary Agreement, the Agent shall make a copy thereof available to each Lender and Issuing Bank. Unless any Lender or Issuing Bank shall inform the Agent within 10 Business Days (or, in the case of any such Subsidiary that is a Foreign Subsidiary, 15 Business Days) following the receipt of such Borrowing Subsidiary Agreement by such Lender or Issuing Bank that it is unlawful or, solely in the case of a Subsidiary not organized under the law of a Borrowing Subsidiary Approved Jurisdiction, contrary to internal policies of general applicability of such Lender or Issuing Bank, for such Lender or Issuing Bank to extend credit to such Subsidiary (in which case such Subsidiary shall not become a Borrowing Subsidiary), such Subsidiary shall, upon the satisfaction of the conditions set forth in Section 4.03, become for all purposes of this Agreement a Borrowing Subsidiary and a party to this Agreement; provided that, in the case of any such Subsidiary that is a Foreign Subsidiary, if so requested by the Agent, the Company and the Agent shall have entered into (and are hereby authorized to enter into) an amendment to this Agreement (including the Exhibits hereto) pursuant to which an Affiliate of the Agent that is specified by the Agent (which may be J.P. Morgan SE) shall perform the administrative agent functions in respect of extensions of credit hereunder to such Foreign Subsidiary, which amendment shall be in form and substance reasonably satisfactory to the Agent and the Company.

(b) In the event the Company shall have executed and delivered to the Agent a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Promptly following receipt of any Borrowing Subsidiary Termination, the Agent shall make a copy thereof available to each Lender and Issuing Bank. Notwithstanding the second preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to, or Letter of Credit issued for the account of, such Borrowing Subsidiary shall be outstanding hereunder, unless, with respect to such outstanding Letter of Credit, the Company shall have agreed to be the applicant with respect to each such Letter of Credit and to be responsible for all LC Disbursements thereunder and other amounts relating thereto pursuant to an assumption agreement reasonably satisfactory to the Agent; provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary’s right to make further Borrowings or to obtain further Letters of Credit under this Agreement.

(c) Each Borrowing Subsidiary hereby irrevocably appoints the Company to serve as its agent for all purposes of this Agreement, (i) the giving and receipt of notices (including any Notice of Borrowing and any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein.

SECTION 2.20. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) facility fees shall continue to accrue on the amount of the Commitments of such Defaulting Lender pursuant to Section 2.10(a) only to the extent of the Credit Exposure of such Defaulting Lender (excluding any portion thereof constituting LC Exposure of such Defaulting Lender that is subject to reallocation under clause (iii)(A) below);

(ii) any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section 2.20; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.20; sixth, to the payment of any amounts owing to the Lenders and the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with their respective Commitments without giving effect to clause (iv) below; it being agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or held in a deposit account to satisfy such Defaulting Lender’s potential future funding obligations pursuant to this clause (ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii) the Commitments and Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.04); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.04, require the consent of such Defaulting Lender in accordance with the terms hereof; and

(iv) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(A) all or any part of the Tranche One LC Exposure or Tranche Two LC Exposure, as the case may be, of such Defaulting Lender (other than any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.04(d) and 2.04(f)) shall be reallocated among the Non-Defaulting Tranche One Lenders or the Non-Defaulting Tranche Two Lenders, as applicable, in proportion to their respective Tranche One Percentages or Tranche Two Percentages, as applicable, but only to the extent (1)(x) the sum of all Non-Defaulting Tranche One Lenders’ Tranche One Credit Exposures plus such Defaulting Lender’s Tranche One LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the total of all Non-Defaulting Tranche One Lenders’ Tranche One Commitments and (y) after giving effect to such reallocation, the Tranche One Credit Exposure of any Non-Defaulting Tranche One Lender does not exceed its Tranche One Commitment and (2)(x) the sum of all Non-Defaulting Tranche Two Lenders’ Tranche Two Credit Exposures plus such Defaulting Lender’s Tranche Two LC Exposure (other than any portion thereof referred to in the parenthetical clause above) does not exceed the total of all Non-Defaulting Tranche Two Lenders’ Tranche Two Commitments and (y) after giving effect to such reallocation, the Tranche Two Credit Exposure of any Non-Defaulting Tranche Two Lender does not exceed its Tranche Two Commitment;

(B) if the reallocations described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall, within one Business Day following notice by the Agent (after giving effect to any partial reallocation pursuant to clause (A) above), cash collateralize for the benefit of the Issuing Banks the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (A)) that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;

(C) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such portion of such Defaulting Lender’s LC Exposure during the period such portion is cash collateralized;

(D) if the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.10(b) shall be adjusted in accordance with the amounts of such LC Exposure allocated to the non-Defaulting Lenders; and

(E) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (A) above is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.10(a) to such Defaulting Lender with respect to such portion of its LC Exposure, and all letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

(b) So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit under a Tranche in which such Lender has a Commitment unless it is reasonably satisfied that such Defaulting Lender’s LC Exposure will be 100% reallocated to the non-Defaulting Lenders and/or cash collateralized as provided above, and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders of the applicable Tranche in a manner consistent with paragraph (a)(iv)(A) of this Section (and such Defaulting Lender shall not participate therein).

(c) If (i) a Bankruptcy Event with respect to a parent entity of any Lender shall occur following the Effective Date and for so long as such event shall continue or (ii) an Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, reasonably satisfactory to such Issuing Bank to eliminate any risk to it in respect of such Lender hereunder.

(d) In the event that the Agent, the Company and each Issuing Bank shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitments and on such date such Lender shall purchase at par such of the Tranche One Loans and/or Tranche Two Loans of the other Lenders, and such funded participations in LC Disbursements, as the Agent shall determine to be necessary in order for the Lenders to hold such Loans and funded participations in accordance with their applicable Tranche Percentages, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.04 and this Section during such period shall be binding on it).

(e) The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.20 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Agent and each Lender, each Issuing Bank, the Company or any other Borrower may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.21. Extension of Maturity Date. (a) The Company may, up to two times after the Effective Date, by written notice (an “Extension Notice”) delivered to the Agent, request an extension (each, an “Extension”) of the Maturity Date to a date no later than the first anniversary of the then existing Maturity Date (such existing Maturity Date, the “Existing Maturity Date”), provided that not more than a single Extension may be effected in any period of 12 consecutive months and, after giving effect thereto, the Maturity Date may not be more than five years after the applicable Extension Closing Date.

(b) The Agent shall promptly furnish a copy of each Extension Notice to each Lender, and shall request that each Lender advise the Agent whether or not such Lender agrees to the requested Extension within 20 days of delivery to such Lender of such Extension Notice; provided that any Lender that does not advise the Agent by the 20th day after the date of such Extension Notice shall be deemed to have declined the requested Extension (each Lender agreeing to the requested Extension being called an “Extending Lender”, and each Lender declining or deemed to have declined to agree to the requested Extension being called a “Non-Extending Lender”). The decision to agree or withhold agreement to any Extension hereunder shall be at the sole discretion of each Lender. If Lenders constituting not less than the Required Lenders shall have agreed to extend the Maturity Date before the anniversary of the Effective Date immediately following the delivery of the applicable Extension Notice, then, effective as of the Extension Closing Date with respect thereto, the Maturity Date applicable to the Extending Lenders shall be the first anniversary of the Existing Maturity Date; provided that no extension of the Maturity Date pursuant to this Section 2.21 shall become effective unless (the first date on which such consent of the Required Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Closing Date”) on the applicable Extension Closing Date, the Agent shall have received a certificate, dated as of the Extension Closing Date and executed by a Financial Officer of the Company, to the effect that the conditions set forth in Sections 4.02(b) and 4.02(c) shall be satisfied (with all references in such Sections to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.02(c)). The Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder shall be due and payable on the Existing Maturity Date. Notwithstanding the foregoing provisions of this paragraph, the terms “Availability Period” and “Maturity Date” (without taking into consideration any extension pursuant to this Section 2.21), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank, may not be extended without the prior written consent of such Issuing Bank (it being understood and agreed that in the event any Issuing Bank shall not have consented to any Extension, (1) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.04, 2.13, 2.15, 2.18 and 9.03 as to Letters of Credit issued prior to such time), and (2) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and in any event, no later than such Existing Maturity Date)).

SECTION 2.22. Illegality. Notwithstanding the foregoing provisions of this Article II, if, after the Effective Date, the adoption or taking effect of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the implementation, interpretation or administration thereof by any Governmental Authority charged with the implementation, interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any request, rule, guideline or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any Lender (or its applicable lending office) to make, maintain or fund its Term Benchmark Loans or RFR Loans or for any Issuing Bank to issue Letters of Credit, in any currency and such Lender or Issuing Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender or Issuing Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist (which such Lender or Issuing Bank agrees to do promptly upon becoming aware that such circumstances no longer exist), the obligation of such Lender to make Term Benchmark Loans or RFR Loans, as the case may be, or of such Issuing Bank to issue Letters of Credit in such currency shall be suspended. Before giving any notice to the Agent pursuant to this Section, any such Lender shall designate a different applicable lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If any such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Term Benchmark Loans or RFR Loans to maturity and shall so specify in such notice, the applicable Borrowers shall immediately prepay in full the then outstanding principal amount of each such Term Benchmark Loan or RFR Loan, as the case may be, together with accrued interest thereon. Concurrently with prepaying each such Term Benchmark Loan or RFR Loan, as the case may be, each such Borrower shall borrow an ABR Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Term Benchmark Loans or RFR Loans, as the case may be, of the other Lenders), and such Lender shall make such an ABR Loan.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

SECTION 3.01. Corporate Existence and Power. The Company and each Borrowing Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, in the case of this clause (b), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document to which it is a party (a) are within such Borrower’s corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any Governmental Authority, except the filings under the Securities Exchange Act of 1934, as amended, (d) do not contravene, or constitute a default under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation, by-laws or other organizational document of the Company or any Borrowing Subsidiary or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or (e) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of clauses (c), (d)(i) and (d)(iii), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.03. Binding Effect. This Agreement and each other Loan Document to which it is a party has been duly executed and delivered by each Borrower and constitutes a valid and binding agreement of each Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04. Financial Information; No Material Adverse Change. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2025, and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, a copy of which has been heretofore made available to each of the Lenders, present fairly, in all material respects, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year, in each case, in conformity with GAAP.

(b) Since December 31, 2025, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 3.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision which would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or any other Loan Document.

SECTION 3.06. Compliance with ERISA. Except to the extent that failure to so fulfill its obligations or be in compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (b) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or, solely as a result of the passage of time, could result in the imposition of a Lien or the posting of a bond or other security under Sections 302(f) or 307 of ERISA or Sections 412(n) or 401(a)(29) of the Internal Revenue Code (or any successor provisions thereto) or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA if such action, failure or incurrence would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Environmental Matters. (a) In the ordinary course of its business, the Company reviews, or causes its Subsidiaries to review, the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries. On the basis of this review, the Company has reasonably concluded that any associated liabilities and costs, as identified and evaluated by the Company in accordance with GAAP, including the costs of compliance with Environmental Laws, any capital or operating expenditures required for clean-up or closure of their properties, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with on or off-site disposal of wastes or Hazardous Substances, and any liabilities to third parties, including employees, and any related costs and expenses, are unlikely to have a Material Adverse Effect and (b) none of the Company or its Subsidiaries has (i) failed to comply with, or to obtain and comply with any permit required under, any applicable Environmental Law or (ii) become subject to any liability, contingent or otherwise, under any applicable Environmental Law, except in the case of clauses (i) and (ii), for any matters that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 3.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except (a) where the failure to pay such Taxes would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (b) assessments currently being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are, in the opinion of the Company, adequate.

SECTION 3.09. Subsidiaries. Each of the Company’s Material Subsidiaries has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 3.10. Not an Investment Company. No Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.11. Full Disclosure. All information furnished by any Borrower to the Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by any Borrower to the Agent or any Lender will be, when taken as a whole (and as updated or supplemented by other information theretofore furnished), true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of any Borrower to perform its obligations under the Loan Documents.

SECTION 3.12. Federal Reserve Regulations. None of the Company or any its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock” (within the meaning of Regulation U) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock (within such meaning).

SECTION 3.13. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect and enforces policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with applicable Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and, to the knowledge of the Company, their respective employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Company, any Subsidiary or, to the knowledge of the Company or any Subsidiary, any of their respective directors, officers or employees is a Sanctioned Person.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effectiveness. This Agreement shall become effective as provided in Section 9.08, subject to the satisfaction of the following conditions:

(a) The Agent shall have received the following documents, each dated the Effective Date unless otherwise indicated:

(i) an opinion of Ivonne M. Cabrera, General Counsel for the Company, covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request; and

(ii) all documents and certificates the Agent may reasonably request relating to the organization, existence and good standing of the Borrowers, the corporate authority for, and the authorization and validity of, each Loan Document and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

(b) The commitments under the Existing Five-Year Credit Agreement and the Existing 364-Day Credit Agreement shall have been or shall simultaneously be terminated, any amounts outstanding or accrued for the accounts of the lenders thereunder shall have been paid in full and the Agent shall have received such evidence as it shall reasonably have requested as to the satisfaction of such conditions.

(c) The Agent and the Arrangers shall have received all fees and other amounts due and payable hereunder or pursuant to the commitment letter or fee letters entered into by any of them and the Company on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Arrangers and the Agent) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document or under such commitment letter.

(d) At least three days prior to the Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, in each case, to the extent requested in writing (which may be by email) at least 10 days’ prior to the Effective Date.

The Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 4.02. Each Credit Event. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of any Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) receipt by the Agent of a Notice of Borrowing or by the applicable Issuing Bank and the Agent of a request for the issuance, amendment or extension of such Letter of Credit as required by Section 2.02 or 2.04, as applicable;

(b) immediately before and after such Borrowing or the issuance, amendment or extension of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

(c) the representations and warranties of the Borrowers contained in this Agreement (except, after the Effective Date, the representations and warranties set forth in Sections 3.04(b) and 3.05) or in the applicable Borrowing Subsidiary Agreement shall be true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) on and as of the date of such Borrowing or issuance, amendment or extension of such Letter of Credit, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date.

Each Borrowing (other than any conversion or continuation of a Loan) and each issuance, amendment or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the applicable Borrower on the date of such Borrowing that the conditions specified in clauses (b) and (c) of this Section have been satisfied.

SECTION 4.03. Joinder of and Initial Credit Event for each Borrowing Subsidiary. The effectiveness of the designation of, obligation of each Lender to make initial Loans to, and the obligation of any Issuing Bank to issue any initial Letter of Credit to, any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

(a) The Agent shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement duly executed by all parties thereto.

(b) The Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary reasonably satisfactory to the Agent, substantially in the form of Exhibit F and covering such additional matters relating to such Borrowing Subsidiary, the transactions contemplated hereby or its Borrowing Subsidiary Agreement as the Agent may reasonably request.

(c) The Agent shall have received all documents and certificates the Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the corporate authority for, and the authorization of the transactions contemplated hereby as they relate to such Borrowing Subsidiary, the financial condition of such Borrowing Subsidiary and any other matters relevant hereto, and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such transactions, all in form and substance satisfactory to the Agent.

(d) The Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and (ii) a Beneficial Ownership Certification from such Borrowing Subsidiary if it is a “legal entity customer” under the Beneficial Ownership Regulation.

ARTICLE V

COVENANTS

The Company agrees that, so long as the Commitments shall remain in effect, or any Letter of Credit shall remain outstanding, or the principal of or interest on any Loan or LC Disbursement, any fees or any other expenses or amounts payable hereunder or under any other Loan Document shall be unpaid:

SECTION 5.01. Information. The Company will deliver to the Agent, which will make available to each Lender in accordance with its customary practice:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company or, if earlier, within five days after the Company’s applicable deadline for the filing of its Annual Report on Form 10-K with the Securities and Exchange Commission, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that the requirement to deliver such information shall be satisfied if the Company’s Annual Report on Form 10-K for such fiscal year containing such information is available on the website of the Securities and Exchange Commission at http://www.sec.gov), all reported on in a manner acceptable to the Securities and Exchange Commission (without a “going concern” opinion and without any qualification or exception as to the scope of such audit) by PricewaterhouseCoopers LLP or another independent registered public accounting firm of nationally recognized standing;

(b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company or, if earlier, within five days after the Company’s applicable deadline for the filing of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of operations for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter and the related consolidated statements of cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year (it being understood that the requirement to deliver such information shall be satisfied if the Company’s Quarterly Report on Form 10-Q for such fiscal quarter containing such information is available on the website of the Securities and Exchange Commission at http://www.sec.gov), all presented and certified in accordance with rules and regulations of the Securities and Exchange Commission;

(c) within the applicable periods set forth under clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (x) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.07 on the date of such financial statements and (y) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) within five Business Days after any executive officer of the Company obtains actual knowledge of any Default or Event of Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed if not filed with the Securities and Exchange Commission electronically;

(f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan has been terminated, a copy of such notice; (iii) expects a Multiemployer Plan to be insolvent under Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA), a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; (iv) determines that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code), a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; (v) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (vi) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (vii) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (viii) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA while such member is a “substantial employer” (within the meaning of such Section) with respect to such Plan, a copy of such notice; or (ix) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or, solely as a result of the passage of time, could result in the imposition of a Lien or the posting of a bond or other security under Sections 302(f) or 307 of ERISA or Sections 412(n) or 401(a)(29) of the Internal Revenue Code, or any successor provisions thereto, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided, however, that certificates from the chief financial officer or the chief accounting officer of the Company shall be required only if such occurrence or action is reasonably likely to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole;

(g) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(h) promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation; and

(i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request; provided that neither the Company nor any Subsidiary shall be required to disclose any information (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Agent, any Lender or their agents or representatives is then prohibited by applicable law or any binding third-party agreement (not entered into in contemplation hereof) or (z) that is protected from disclosure by the attorney-client privilege or the attorney work product doctrine.

SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, Tax liabilities, except where (a) the same may be contested in good faith by appropriate proceedings, so long as the Company or the applicable Subsidiary maintains, in accordance with GAAP, appropriate reserves for the accrual of any of the same or (b) the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (a) the merger or consolidation of a Subsidiary into the Company or a Borrowing Subsidiary (in the case of any such merger or consolidation involving a Borrowing Subsidiary that does not survive such merger or consolidation, subject to the surviving Person in such merger or consolidation delivering such assumption agreement and documents relating thereto as shall be reasonably requested by the Agent) or the merger or consolidation of a Subsidiary that is not a Borrowing Subsidiary with or into another Person (other than the Company or a Borrowing Subsidiary) and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (b) the termination of the corporate existence, rights, privileges or franchises, or a change in the business of, any Subsidiary that is not a Borrowing Subsidiary if the Company in good faith determines that such termination or change is in the best interest of the Company and is not materially disadvantageous to the Lenders or (c) the termination of the corporate existence, rights, privileges or franchises, or other dissolution or winding up of any Subsidiary that is not a Borrowing Subsidiary, if all or substantially all of the assets of such Subsidiary are assigned, transferred, sold, or otherwise alienated to any entity which is also a Subsidiary.

SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) such failure would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with applicable Anti-Corruption Laws and applicable Sanctions.

SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct in all material respects entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Agent at the Agent’s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent registered public accounting firm, all at such reasonable times during normal business hours and as often as may reasonably be desired, upon reasonable advance notice to the Company; provided that notwithstanding anything to the contrary set forth in this Section 5.06, neither the Company nor any Subsidiary shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Agent, any Lender or their agents or representatives is then prohibited by applicable law or any binding third-party agreement (not entered into in contemplation hereof) or (z) that is protected from disclosure by the attorney-client privilege or the attorney work product doctrine.

SECTION 5.07. Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expense, for any period of four consecutive fiscal quarters commencing before or after the date hereof and ending after the date hereof, to be less than 3.00:1.00.

SECTION 5.08. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the Effective Date securing Debt outstanding on the Effective Date in an aggregate principal amount not exceeding US$75,000,000;

(b) any Lien existing on any asset of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

(d) any Lien on any asset of any corporation or other Person existing at the time such corporation or other Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

(g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding US$150,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(h) any Lien (including rights of set-off) on any deposit account, and the funds on deposit therein, maintained by any Foreign Subsidiary with any financial institution, and any Lien on any other cash or cash equivalents provided by any Foreign Subsidiary to any financial institution, in each case, created in connection with treasury management services, trade financing or other financing, in each case, provided by such financial institution or its Affiliates to such Foreign Subsidiary for the operation of such Foreign Subsidiary’s business in the ordinary course of business;

(i) banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts, and the funds on deposit therein, maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(j) Liens arising from Capital Leases incurred in the ordinary course of business; provided that such Lien extends solely to the assets that are the subject of the applicable Capital Lease; and

(k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Worth.

SECTION 5.09. Consolidations, Mergers and Sales of Assets. (a) The Company and its Subsidiaries will not (i) consolidate or merge with or into any other Person (other than the Company or any of its Subsidiaries; provided that (A) in any such merger or consolidation involving the Company, the Company shall be the surviving Person in such merger or consolidation and (B) in any such merger or consolidation involving a Borrowing Subsidiary, either (x) such Borrowing Subsidiary shall be the surviving Person in such merger or consolidation or (y) the surviving Person in such merger or consolidation shall be the Company or another

Borrowing Subsidiary and such surviving Person shall deliver such assumption agreement and documents relating thereto as shall be reasonably requested by the Agent), except as expressly permitted by Section 5.04, or (ii) sell, lease or otherwise transfer, directly or indirectly (including through a merger or consolidation, and whether in one transaction or in a series of transactions), all or a substantial part of the assets (other than inventory sold in the ordinary course of business) of the Company and its Subsidiaries, taken as a whole, other than to the Company and its Subsidiaries. For purposes of this Section, a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, shall mean 20% or more of the consolidated total assets of the Company and its Consolidated Subsidiaries.

(b) The Company will not permit any Borrowing Subsidiary to cease to be a Subsidiary of the Company, unless, substantially concurrently therewith, (i) the Company shall have executed and delivered to the Agent a Borrowing Subsidiary Termination with respect to such Borrowing Subsidiary, (ii) any principal of or interest on any Loan to such Borrowing Subsidiary shall be prepaid in full and (iii) in the event any Letter of Credit shall be issued and outstanding for the account of such Borrowing Subsidiary, the Company shall have agreed to be the applicant with respect to each such Letter of Credit and to be responsible for all LC Disbursements thereunder and other amounts relating thereto pursuant to an assumption agreement reasonably satisfactory to the Agent.

SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit will be used only for working capital and general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors, including Regulations U and X. The Company shall not directly or, to its knowledge, indirectly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly or, to the knowledge of the Company or its Subsidiaries, indirectly use, the proceeds of any Borrowing or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, or (b) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) any Borrower shall fail to pay (i) any principal on any Loan or any LC Disbursement for a period of more than two Business Days after the same shall become due or (ii) any interest on any Loan or any fees or any other amount payable hereunder or under any other Loan Document for a period of more than five Business Days after the same shall become due;

(b) any Borrower shall fail to observe or perform any covenant contained in Section 5.04 (with respect to existence of the Company and each Borrowing Subsidiary), Sections 5.07 to 5.10, inclusive, or Section 5.01(d) (but only so long as the Default or Event of Default referred to in Section 5.01(d) is continuing);

(c) any Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to such Borrower, or the Company on its behalf, by the Agent at the request of any Lender;

(d) any representation, warranty, certification or statement made (or deemed made) by any Borrower in this Agreement or by any other Borrower in the applicable Borrowing Subsidiary Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due, giving effect to any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or obligor with respect to any commitment to provide such Debt or any Person acting on such holder’s or obligor’s behalf to accelerate the maturity thereof or, because such event or condition constitutes a default or event of default or similar event, however defined, under the agreement governing such commitment, to terminate such commitment; provided that this clause (f) shall not apply to (i) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, (ii) any Debt that becomes due as a result of a voluntary prepayment, repurchase or redemption thereof, (iii) any debt proceeds, equity proceeds or disposition prepayment requirements contained in any bridge or other interim credit facility or (iv) any Debt incurred to finance an Acquisition that becomes due pursuant to a “special mandatory redemption” or a similar provision on account of such Acquisition not having been consummated;

(g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating at any given time in excess of US$150,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan under a “distress termination” within the meaning of Section 4041(c) of ERISA shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition described in Section 4042(a) of ERISA or any successor provision thereto shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$100,000,000;

(j) a judgment or order for the payment of money in excess of US$150,000,000 (to the extent not paid or covered by independent third-party insurance as to which the insurer has been notified of and does not dispute coverage) shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

(k) a Change in Control shall occur;

then, and in every such event, the Agent shall, at the request of the Required Lenders, by notice to the Company take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments (if any), (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued under all Loan Documents, shall become forthwith due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.04(i), in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding; and in any event with respect to any Borrower described in clause (g) or (h) above, the Commitments (if any) shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall automatically become due and payable immediately and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.

SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE VII

THE AGENT

SECTION 7.01. Appointment and Authorization. Each Lender and Issuing Bank irrevocably appoints and authorizes the Agent to take such action and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.02. Agent and Affiliates. JPMorgan shall have the same rights and powers under the Loan Documents as any other Lender or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Agent, and JPMorgan and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or any other Affiliate of the Company as if it were not the Agent hereunder, and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth in the Loan Documents, and the Agent’s duties hereunder and under the other Loan Documents shall be administrative in nature. The motivations of the Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion, could expose the Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary or any other Affiliate of the Company that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.05. Liability of Agent. Neither the Agent nor any of its Related Parties shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (b) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). Neither the Agent nor any of its Related Parties shall be deemed to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Agent by the Company, any Lender or any Issuing Bank, and neither the Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, or the contents of any certificate, report or other document delivered thereunder or in connection therewith; (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Lender or the occurrence of any Default; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agent; or (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other instrument, document or writing furnished in connection herewith. The Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Agent shall have received the written notice from such Lender referred to in Section 1.06, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any delivery to the Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders. Without limiting the foregoing, the Agent shall have no obligation to take any action under Section 5.06. The Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan or any issuance, amendment or extension of any Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or

Issuing Bank, as the case may be, unless the Agent shall have received notice to the contrary from such Lender or Issuing Bank, as the case may be, reasonably prior to the making of such Loan or such issuance, amendment or extension of a Letter of Credit. Notwithstanding anything herein to the contrary, the Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered on account of, any determination by the Agent (a) that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender, (b) of the Foreign Currency Overnight Rate, the Central Bank Rate or the Central Bank Rate Adjustment or (c) under Section 1.04.

SECTION 7.06. Certain Acknowledgments. (a) Each Lender and Issuing Bank acknowledges that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender or Issuing Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, as the case may be, and to make, acquire or hold Loans or other credit extensions hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Each Lender and Issuing Bank, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or an Accession Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders and Issuing Banks on the Effective Date.

(b) The Lenders and the Issuing Banks acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Company and its Subsidiaries) between the Company and its Affiliates, on the one hand, and JPMorgan and its Affiliates, on the other hand. Without limiting the foregoing, the Company and its Affiliates may provide information, including updates to information previously provided to JPMorgan and its Affiliates acting in different capacities, including as a lender, issuing bank, lead bank, arranger or potential securities investor, independent of the role of JPMorgan as Agent hereunder. The Lenders and the Issuing Banks acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders and/or the Issuing Banks by the Agent herein or in any other Loan Document, the Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or any Issuing Bank with any credit or other information concerning the Loans, Letters of Credit, the Lenders, the Issuing Banks, the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Agent or any of its Affiliates in any capacity, including any information obtained by the Agent in the course of communications among the Agent and the Company, any of its Affiliates or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Agent with one or more Lenders and/or Issuing Banks, or any formal or informal committee or ad hoc group of such Lenders and/or Issuing Banks, including at the direction of the Company.

SECTION 7.07. Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least US$500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided that (i) all payments required to be made hereunder to the retiring Agent for the account of any Person other than the retiring Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the retiring Agent shall also directly be given or made to each Lender and each Issuing Bank. After an Agent’s resignation hereunder, the provisions of this Article VII and Section 9.03 shall inure to the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent.

SECTION 7.08. Arrangers, Syndication Agent and Documentation Agents. The Arrangers, the Syndication Agent and the Documentation Agents shall, in their capacities as such, have no responsibilities, obligations or liabilities under any Loan Document.

SECTION 7.09. Agent Designees and Sub-Agents. (a) The Agent is hereby authorized to designate one of its Affiliates (the “Agent Designee”) to perform the functions of the Agent with respect to Loans, Borrowings and Letters of Credit denominated in any Designated Foreign Currency. The Agent shall designate the Agent Designee by notice to the Company and the Lenders (and may from time to time replace the Agent Designee with any of its Affiliates by notice to the Company and the Lenders). Upon and after any such designation, (i) copies of all Notices of Borrowing, Interest Election Requests and all other notices required to be delivered hereunder with respect to Designated Foreign Currency Borrowings shall be delivered to both the Agent and the Agent Designee and (ii) all references hereunder to the “Agent” in the context of Loans, Borrowings and Letters of Credit denominated in any Designated Foreign Currency shall be construed as including references to the Agent Designee.

(b) The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any of its sub-agents, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.10. Bankruptcy or Similar Process. In case of the pendency of any proceeding with respect to any Borrower under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under this Agreement that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agent allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Agent any amount due to it, in its capacity as the Agent, under this Agreement (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 7.11. Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(a) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(c) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(d) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

In addition, unless either the immediately preceding clause (a) is true with respect to a Lender or a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 7.12. Erroneous Payments. (a) Each Lender and Issuing Bank hereby agrees that (i) if the Agent notifies such Lender or Issuing Bank that the Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as the case may be, shall promptly, but in no event later than one Business Day thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Agent at the Overnight Rate and (ii) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender or Issuing Bank under this paragraph shall be conclusive, absent manifest error.

(b) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as the case may be, shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Agent at the Overnight Rate.

(c) The Borrowers hereby agree that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers.

(d) Each party’s obligations under this Section 7.12 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 7.13. Posting of Communications; Approved Borrower Portal. (a) Each Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting such Communications on an Approved Electronic Platform. The Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Agent through an Approved Borrower Portal.

(b) Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank that are added to the Approved Electronic Platform or any Borrower that is added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and of the Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) EACH OF THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS AND THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED

ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. IN NO EVENT SHALL THE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL, EXCEPT TO THE EXTENT SUCH DAMAGES, LOSSES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Agent in writing (which could be by email) from time to time of such Lender’s or Issuing Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform and the Borrower Communications on the Approved Borrower Portal in accordance with Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Agent, any Lender, any Issuing Bank or any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE VIII

GUARANTEE

In order to induce the Guaranteed Parties to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company under this Article VIII shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any Borrowing Subsidiary Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations of any Borrowing Subsidiary; (c) any rescission, waiver, amendment or modification of, or release of any Borrowing Subsidiary from, any of the terms or provisions applicable to any Borrowing Subsidiary of this Agreement, any Borrowing Subsidiary Agreement, any other Loan Document or any other agreement or instrument; (d) the failure or delay of any Guaranteed Party to exercise any right or remedy against any other guarantor of the Obligations of any Borrowing Subsidiary; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations of any Borrowing Subsidiary; or (f) any other act (other than payment or performance of the Obligations of any Borrowing Subsidiary), omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding of any Borrowing Subsidiary shall have stayed the accrual or collection of any of the Obligations of such Borrowing Subsidiary or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guaranteed Party to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of any Borrower or Subsidiary or any other Person.

The obligations of the Company under this Article VIII shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations of any Borrowing Subsidiary, any impossibility in the performance of the Obligations of any Borrowing Subsidiary, any law or regulation of any jurisdiction or any other event affecting any term of the Obligations of any Borrowing Subsidiary or otherwise.

The Company further agrees that its obligations under this Article VIII shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation of any Borrowing Subsidiary is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation of such Borrowing Subsidiary when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent for distribution to the applicable Guaranteed Parties in cash an amount equal to the unpaid principal amount of such Obligation. The Company further agrees that if payment in respect of any such Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Guaranteed Party, not consistent with the protection of its rights or interests, then, at the election of such Guaranteed Party, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Guaranteed Party against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

Upon payment in full by the Company of any Obligation of any Borrowing Subsidiary, each Guaranteed Party shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to such Guaranteed Party and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or, if requested by the Company, make such disposition thereof as the Company shall direct (all without recourse to any Guaranteed Party and without any representation or warranty by any Guaranteed Party). Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Guaranteed Parties.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Company or any Borrowing Subsidiary, to it (or, in the case of a Borrowing Subsidiary, to it in care of the Company) at:

3005 Highland Parkway, Suite 200

Downers Grove, IL 60515

Attention: Jim Moran, Treasurer

Email: jmoran@dovercorp.com

with a copy to:

Dover Corporation

3005 Highland Parkway, Suite 200

Downers Grove, IL 60515

Attention: Ivonne M. Cabrera, General Counsel

Email: imc@dovercorp.com;

(ii) if to the Agent from any Borrower, to JPMorgan, at the address (or email) separately provided to the Company;

(iii) if to the Agent from any Lender or Issuing Bank, to JPMorgan, at its address (or email) set forth in its Administrative Questionnaire; and

(iv) in the case of any Lender or any Issuing Bank, at its address, telephone number and email, as applicable, set forth in its Administrative Questionnaire.

Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to the Company and the Agent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may, in addition to email, be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank has notified the Agent that it is incapable of receiving notices under such Article by such electronic communication. Any notices or other communications to the Agent, the Company or any Borrowing Subsidiary may, in addition to email, be delivered or furnished by other electronic communications (including Approved Borrower Portal) pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

SECTION 9.02. No Waivers. No failure or delay by the Agent, any Lender or any Issuing Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agent, the Lenders and the Issuing Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.04, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or any Issuing Bank or any of their respective Affiliates may have had notice or knowledge of such Default at the time.

SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses of the Agent and the Arrangers (limited, in the case of legal fees and expenses, to reasonable and documented fees and disbursements of one firm of counsel to the Agent and the Arrangers, taken as a whole, and, if reasonably necessary, one firm of counsel in each relevant jurisdiction (which may be a single local counsel acting multiple jurisdictions)), in connection with the syndication of the credit facility provided for herein, the preparation and administration of the Loan Documents, any waiver or consent under any Loan Document or any amendment hereof or thereof or any Default or alleged Default under any Loan Document and (ii) if an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the Agent, any Lender or any Issuing Bank (limited, in the case of legal fees and expenses, to reasonable and documented fees and disbursements of one firm of counsel (and, if reasonably necessary, one firm of counsel in each relevant jurisdiction (which may be a single local counsel acting multiple jurisdictions)) to the Agent, the Lenders and the Issuing Banks, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional firm of counsel (and, if necessary, one additional firm of local counsel in each relevant jurisdiction) to all affected Persons similarly situated), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Company agrees to indemnify the Agent, each Arranger, each Lender, each Issuing Bank and the respective Related Parties of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all Liabilities and expenses (limited, in the case of legal fees and expenses, to reasonable and documented fees and disbursements of one firm of counsel (and, if reasonably necessary, one firm of counsel in each relevant jurisdiction (which may be a single local counsel acting multiple jurisdictions)) to all Indemnitees taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional firm of counsel (and, if necessary, one additional firm of local counsel in each relevant jurisdiction) to all affected Indemnitees similarly situated), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee or any other party to this Agreement shall be designated a party thereto, whether based on contract, tort or any other theory and regardless of whether initiated by an Indemnitee, any party hereto or any other Person) brought or threatened relating to or arising out of (i) any Loan Document or any actual or proposed use of proceeds of any Loan or Letter of Credit hereunder (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (ii) release of Hazardous Substances, or any other liability under applicable Environmental Law, relating to the Company, its Subsidiaries or their respective properties or operations; provided that no Indemnitee shall have the right to be indemnified hereunder for any such Liabilities or expenses to the extent incurred (A) as the result of any such Indemnitee’s (or its Related Parties) gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (B) by a Lender or its Related Parties in connection with a proceeding with any other Lender or any assignee or Participant that (x) arises in connection with an assignment, participation or other transfer pursuant to Section 9.05, (y) does not relate to any action taken or failed to be taken by any Borrower and (z) does not relate to any right or obligation of any Borrower.

(c) To the extent permitted by applicable law, neither the Company nor any Borrowing Subsidiary shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Lender-Related Person for any damages arising from the use by others of information or other materials (including personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), except to the extent such damages arise from such Lender-Related Person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment (it being understood and agreed that the foregoing does not constitute a waiver of any claim or other right with respect to any breach by any Lender-Related Person of its obligations under Section 9.14). No party hereto, or any of its Related Parties, shall have any Liability, on any theory of Liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, and no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any such Liability (it being understood and agreed that nothing in this sentence shall relieve the Company or the Borrowing Subsidiaries of their obligations under the preceding paragraphs of this Section 9.03 or any other indemnity or reimbursement provision set forth in any Loan Document).

(d) To the extent that the Borrowers fail to pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Credit Exposures and unused Commitments.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Amendments and Waivers. (a) Except as provided in Section 9.04(b), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower or Borrowers that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement, reduce the rate of interest thereon or reduce any fees payable hereunder without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or permit the issuance of any Letter of Credit expiring after the Maturity Date, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change

Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (F) release or limit the obligations of the Company in respect of its Guarantee under Article VIII, or (G) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans or participating in Letters of Credit of either Class differently than those holding Loans or participating in Letters of Credit of the other Class, without the written consent of Lenders representing a majority in interest of such affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Agent or any Issuing Bank without the prior written consent of the Agent or such Issuing Bank, as the case may be, and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one Class (but not the Lenders of the other Class) may be effected by an agreement or agreements in writing entered into by the Company and the percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section:

(i) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of paragraph (a)(ii) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (B) in the case of any amendment, waiver or other modification referred to in paragraph (a)(ii) of this Section, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification;

(ii) the LC Commitment of any Issuing Bank may be reduced or increased by an agreement between such Issuing Bank and the Company (such increase or decrease to become effective upon the delivery of a notice thereof, executed by such Issuing Bank and the Company, to the Agent);

(iii) this Agreement may be amended in a manner provided in Sections 2.04(j), 2.04(k), 2.07(d), 2.07(e), 2.12(b) and 2.21(a);

(iv) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders; and

(v) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.19 and, without limiting any amendment expressly permitted by Section 2.19, this Agreement (including the Exhibits hereto) may, in connection with any Borrowing Subsidiary becoming a party hereto, be amended by an agreement in writing entered into by the Company and the Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith.

(c) The Agent may, but shall have no obligation to, with the written consent of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.04 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(d) Each Borrowing Subsidiary hereby acknowledges that any amendment, waiver or other modification to this Agreement or any other Loan Document may be effected as set forth in this Section 9.04, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment, waiver or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended, waived or modified.

SECTION 9.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), except, in the case of any Borrowing Subsidiary that merges or consolidates with the Company or another Borrowing Subsidiary, as expressly contemplated by Section 5.04 or 5.09, or as expressly contemplated by Section 5.09(b), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in this Section), the Arrangers, the Syndication Agent, the Documentation Agents and, to the extent expressly contemplated hereby, the Agent Designees and the Related Parties of any of the Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the sub-agents, the Lenders and the Issuing Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may, without the consent of the Company, the Agent, the Issuing Banks or any other Lender, at any time grant to one or more Eligible Assignees (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Lender shall remain solely responsible for the performance of its obligations hereunder, which obligations shall remain unchanged, and the Borrowers, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Lender will not agree to any amendment, waiver or other modification of this Agreement or any other Loan Document described in clause (ii) of the first proviso to Section 9.04(a) without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 2.18 with respect to its participating interest (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the granting Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (c) of this Section. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.17(b) with respect to any Participant. An assignment or other transfer which is not permitted by paragraph (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, Commitments or other obligations under this any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loans, Commitments or other obligations are in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.

(c) (i) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of (A) the Company; provided that no consent of the Company shall be required for assignments to an Affiliate of such Lender, any other Lender (other than a Defaulting Lender) or, if an Event of Default has occurred and is continuing, any Eligible Assignee, (B) the Agent; provided that no consent of the Agent shall be required for assignments to a Lender or an Affiliate of a Lender, and (C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than US$5,000,000 unless each of the Company and the Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform), together with a processing and recordation fee of US$3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws; and

(E) if the assignee is not incorporated under the laws of the United States of America or a State thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

(iii) Subject to the satisfaction of all requirements of this Section, including the acceptance and recording thereof pursuant to paragraph (c)(v) of this Section, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 2.18 (in each case, with respect to facts and circumstances occurring on or prior to the effective date of such assignment) and of Section 9.03).

(iv) The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it that records the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Agent (such determination to be made in the sole discretion of the Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform), shall be deemed to have represented to the Agent that all written consents required by this Section with respect thereto (other than the consent of the Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform), shall be deemed to have represented to the assigning Lender and the Agent that such assignee is an Eligible Assignee and that it shall have complied with the requirements of clause (E) of paragraph (c)(ii) of this Section.

(d) Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment shall release the transferor Lender from its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything else in this Agreement to the contrary, no assignee or Participant of any Lender’s rights shall be entitled to receive any greater payment under Section 2.13 or 2.15 than such Lender would have been entitled to receive with respect to the rights transferred, unless (i) such entitlement to receive a greater payment results from a Change in Law that occurs after the applicable participation or interest was acquired, (ii) such transfer is made with the Company’s prior written consent or (iii) by reason of the provisions of Section 2.18 requiring such Lender to designate a different applicable lending office under certain circumstances.

SECTION 9.06. Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.07. Governing Law; Submission to Jurisdiction; Consent to Service of Process. (a) This Agreement and any claims, controversies, disputes or causes of action (whether in contract or tort or otherwise and in law or in equity) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby, and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

(b) Each of the Borrowers, the Lenders, the Issuing Banks and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York, in each case, sitting in New York County, or any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the Borrowers, the Lenders, the Issuing Banks and the Agent hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or the other Loan Documents brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State court or, to the extent permitted by law, in such Federal court; provided that any claim brought by any Lender or Issuing Bank or the Agent, or any Affiliate of any of the foregoing, in respect of any such claim relating to a Borrowing Subsidiary that is incorporated in, or conducts business in, a jurisdiction outside the United States may be brought, and may be heard and determined, in a court in the jurisdiction in which such Borrowing Subsidiary is incorporated or conducts business. Each of the Borrowers, the Lenders and the Agent agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the Borrowers, the Lenders, the Issuing Banks and the Agent hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in a court referred to in paragraph (b) above and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(d) Each of the Borrowers, the Lenders, the Issuing Banks and the Agent hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01(a). Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company as, and the Company hereby accepts the same and agrees to act as, its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notices under Section 9.01, and each Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept such service on its behalf.

(f) In the event any Borrowing Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Borrowing Subsidiary hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.

SECTION 9.08. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be signed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the commitment letter entered into in connection with the credit facility established hereby and any commitment advices submitted by them (but do not supersede any other provisions of such commitment letter or any fee letter referred to therein that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). This Agreement shall become effective on the date on which the Agent has received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such party); provided that the effectiveness of this Agreement is subject to the satisfaction or waiver of the conditions set forth in Section 4.01.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form (including deliveries by email .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Agent shall not be under any obligation to agree to accept Electronic Signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (x) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders and Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (y) upon the request of the Agent, any Lender or any Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (a) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Issuing Banks and any Borrower, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) agrees that the Agent and each of the Lenders and Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s or Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.09. Survival. The provisions of Sections 2.13, 2.14, 2.15, 2.18 and 9.03 and Articles VII and VIII shall survive the consummation of the transactions contemplated hereby, the repayment of the Loans, resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, in the event that an Issuing Bank shall have provided to the Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Company is required to comply with Article V hereof, but excluding Sections 2.13, 2.14, 2.15, 2.18 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(f).

SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANKS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANKS AND THE LENDERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency which may be so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.11 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.13. Certain Notices. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the requirements of the USA Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.14. Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional or employment obligation of confidentiality applying to the Information), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that as promptly as practicable after receipt thereof the Agent or such Lender shall notify the Company of the receipt of such subpoena or other legal process if permitted by applicable law, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or their respective advisors in connection with such transaction, (ii) an actual or prospective credit insurance provider or to such provider’s advisors or (iii) any actual or prospective counterparty to any swap, derivative or other transaction relating to the Borrower, any Borrowing Subsidiary and its obligations or to such counterparty’s advisors in connection with such transaction, this Agreement or payments hereunder, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrowers or (iii) is independently developed by the Agent or any Lender without reference to the Information and (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than (i) any such information that is available to the Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrowers and (ii) information as to the existence and purpose of this Agreement, the nature and amount of the credit facilities established hereby and the titles and roles of JPMorgan and the Arrangers routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.

SECTION 9.15. No Fiduciary Relationship. The Borrowers agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, their Subsidiaries and their Affiliates, on the one hand, and the Agent, the Syndication Agent, the Documentation Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Syndication Agent, the Documentation Agents, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Borrowers understand that the Agent, the Lenders, the Issuing Banks and their Affiliates may have economic interests that conflict with those of the Borrowers. To the fullest extent permitted by law, the Borrowers hereby agree not to assert any claims against any of the Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Lenders or the Issuing Banks or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.17. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.18. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Borrower or the Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrowers and the Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) The Borrowers and each Lender acknowledge that, if information furnished by the Borrowers pursuant to or in connection with this Agreement is being distributed by the Agent through an Approved Electronic Platform, (i) the Agent may post any information that any Borrower has indicated as containing MNPI solely on that portion of an Approved Electronic Platform as is designated for Private Side Lender Representatives and (ii) if the Borrowers have not indicated whether any information furnished by any of them pursuant to or in connection with this Agreement contains MNPI, the Agent reserves the right to post such information solely on that portion of an Approved Electronic Platform as is designated for Private Side Lender Representatives. Each of the Borrowers agrees to specify whether any information furnished by such Borrower to the Agent pursuant to, or in connection with, this Agreement contains MNPI, and the Agent shall be entitled to rely on any such specification by the Borrowers without liability or responsibility for the independent verification thereof.

SECTION 9.19. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of such Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 9.20. Termination of Existing Five-Year Credit Agreement. On the Effective Date, the Existing Five-Year Credit Agreement (including the “Commitments” thereunder, but excluding Sections 2.13, 2.14, 2.15, 2.18 and 9.03 and Articles VII and VIII thereof insofar as they relate to events prior to the Effective Date) shall be terminated pursuant to Section 2.09 thereof. The undersigned Lenders, constituting at least the “Required Lenders” under and as defined in the Existing Five-Year Credit Agreement, waive that notice required under such Section 2.09 for such termination be given prior to the prepayment of loans or commitments thereunder.

SECTION 9.21. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges to be bound by:

(a) the application of any Write-Down and Conversion Power by any Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

SECTION 9.22. Acknowledgment Regarding any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DOVER CORPORATION,

by	/s/ Christopher B. Woenker
Name: Christopher B. Woenker
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Five-Year Credit Agreement]

JPMORGAN CHASE BANK, N.A., in its individual capacity and as the Agent,

by	/s/ Will Price
Name: Will Price
Title: Executive Director

[Signature Page to Five-Year Credit Agreement]

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

Bank of America N.A.

by	/s/ Oscar D. Cortez
Name: Oscar D. Cortez
Title: Director

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution: HSBC BANK USA, NATIONAL ASSOCIATION

by	/s/ Casey Klepsch
Name: Casey Klepsch
Title: Senior Vice President

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

ING BANK N.V., DUBLIN BRANCH

by	/s/ Robert O’Donoghue
Name: Robert O’Donoghue
Title: Managing Director

by	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

BNP PARIBAS

by	/s/ Anita Ogbara
Name: Anita Ogbara
Title: Managing Director

by	/s/ Norman Miller
Name: Norman Miller
Title: Vice President

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

CITIBANK, N.A.

by	/s/ Susan K. Manuelle
Name: Susan K. Manuelle
Title: Vice President

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

DEUTSCHE BANK AG NEW YORK BRANCH,

by	/s/ Marko Lukin
Name: Marko Lukin
Title: Director
Email:
Phone Number:

by	/s/ Alison Lugo
Name: Alison Lugo
Title: Vice President
Email:
Phone Number:

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution: GOLDMAN SACHS BANK USA

by	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

The Bank of Nova Scotia

by	/s/ Adnan Osman
Name: Adnan Osman
Title: Director, Corporate Banking - Industrials

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

U.S. Bank National Association

by	/s/ Jason Hall
Name: Jason Hall
Title: Vice President

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

The Northern Trust Company

by	/s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

SIGNATURE PAGE TO

THE FIVE-YEAR CREDIT AGREEMENT

OF DOVER CORPORATION

Name of Institution:

Agricultural Bank of China, New York Branch

by	/s/ Nelson Chou
Name: Nelson Chou
Title: Senior Vice President, Head of Corporate Banking Department